UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

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ENDO PHARMACEUTICALS HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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100 Endo Boulevard

Chadds Ford, PA 19317

610.558.9800

www.endo.com

April 29, 2009

Dear Fellow Endo Pharmaceuticals Holdings Inc. Stockholder:

It is my pleasure to invite you to the Annual Meeting of Stockholders of Endo Pharmaceuticals Holdings Inc., which will be held on May 27, 2009 at 10:00 a.m., local time, at our corporate headquarters located at 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317.

At the meeting, we will be electing nine members of our Board of Directors, voting to approve an amendment to our 2007 Stock Incentive Plan to add a number of additional performance goals to which performance-based awards may relate, and voting to ratify the selection of Deloitte & Touche LLP as our independent registered public accountants. In addition to these formal items of business, we will report on our past performance and future prospects.

We look forward to seeing you at the Annual Meeting should you be able to attend. If you do plan to attend, please bring the enclosed Stockholder Admission Ticket with you.

Your vote is important. Whether you plan to attend the meeting or not, we encourage you to read this Proxy Statement and vote your shares. Please sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. You may revoke your proxy at any time before it is exercised as explained in this Proxy Statement.

Thank you for your continued interest in Endo Pharmaceuticals.

Very truly yours,

DAVID P. HOLVECK

President & Chief Executive Officer

April 29, 2009

This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about

April 29, 2009.

100 Endo Boulevard

Chadds Ford, PA 19317

610.558.9800

www.endo.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2009

Notice is hereby given that the 2009 Annual Meeting of Stockholders of Endo Pharmaceuticals Holdings Inc., a Delaware corporation (referred to as the Company), will be held on May 27, 2009 at 10:00 a.m., local time, at our corporate headquarters located at 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317.

The purposes of the meeting are:

(1) To elect nine directors, representing all of the members of the board of directors of the Company, to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2) To approve an amendment to our 2007 Stock Incentive Plan to add a number of additional performance goals to which performance-based awards may relate;

(3) To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(4) To act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 15, 2009 are entitled to notice of and to vote at the 2009 Annual Meeting and any adjournment thereof.

It is important that your shares be represented and voted at the Annual Meeting. Please vote by MARKING, SIGNING, DATING AND PROMPTLY RETURNING the enclosed proxy card as promptly as possible in the postage-paid envelope provided so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. Returning your proxy card will not limit your rights to attend or vote at the Annual Meeting.

By order of the Board of Directors,

CAROLINE B. MANOGUE

Secretary

Chadds Ford, Pennsylvania

April 29, 2009

ENDO PHARMACEUTICALS HOLDINGS INC.

100 Endo Boulevard

Chadds Ford, Pennsylvania 19317

PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on May 27, 2009

GENERAL INFORMATION

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Endo Pharmaceuticals Holdings Inc. (referred to as Endo, the Company, we, or us), a Delaware corporation, of proxies to be voted at our 2009 Annual Meeting of Stockholders to be held on May 27, 2009, beginning at 10:00 a.m., local time. The Annual Meeting will be held at our corporate headquarters located at 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317.

This Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about April 29, 2009.

ANNUAL MEETING ADMISSION

A Stockholder Admission Ticket is attached to your proxy card. If you plan to attend the Annual Meeting, please vote your proxy but keep the Stockholder Admission Ticket and bring it with you to the Annual Meeting.

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you may present proof of your ownership of Endo stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

Stockholders also must present a form of personal identification in order to be admitted to the Annual Meeting. Directions to the site of the Annual Meeting are available on our website at http://www.endo.com/Locations.aspx.

No cameras, recording equipment or electronic devices will be permitted in the Annual Meeting.

STOCKHOLDERS ENTITLED TO VOTE

Holders of shares of Endo common stock at the close of business on April 15, 2009 (the record date), are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 117,155,344 shares of Endo common stock outstanding and entitled to vote.

Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Your proxy card indicates the number of votes you have.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD

Your vote is important. Stockholders of record can vote by mail or by attending the Annual Meeting and voting by ballot as described below.

Vote by Mail

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Voting at the Annual Meeting

Voting by mail will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted FOR each of the nominees for election as director, FOR the amendment of the 2007 Stock Incentive Plan to add additional performance goals to which performance-based rewards may relate, and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2009.

GENERAL INFORMATION ON VOTING AND REQUIRED VOTE

You are entitled to cast one vote for each share of Endo common stock you own on the record date. Provided that a quorum is present, the nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected. Provided that a quorum is present, the approval of the amendment to the Company’s 2007 Stock Incentive Plan to add a number of additional performance measures to which performance-based awards may relate will require the affirmative vote of a majority of shares entitled to vote and represented at the Annual Meeting in person or by proxy. Provided that a quorum is present, the approval of the ratification of the appointment of the Company’s registered public accounting firm will require the affirmative vote of a majority of shares entitled to vote and represented at the Annual Meeting in person or by proxy.

The presence of the holders of a majority of the outstanding shares of common stock as of the record date entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Shares represented by a proxy marked “abstain” on any matter, or that provide that a vote be withheld with respect to the election of any one or more of the nominees for election as directors, will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor of the proposal or nominee. Therefore, any proxy marked “abstain” will have the effect of a vote against the proposal or nominee. Shares represented by a proxy as to which there is a “broker non-vote” (for example, where a broker does not have the discretionary authority to vote the shares), will be considered present for the Annual Meeting for purposes of determining a quorum, and will have no effect on the vote with respect to the election of directors or the proposal relating to the approval of the ratification of the appointment of the Company’s registered public accounting firm. However, shares represented by a proxy as to which there is a “broker non-vote” will have the same effect as votes cast against the proposal to amend the Company’s 2007 Stock Incentive Plan to add additional performance goals to which performance-based rewards may relate.

All shares of common stock that have been properly voted and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign and return the enclosed proxy card but do not give voting instructions, the shares of common stock represented by that proxy will be voted FOR each of the nominees for election as director, FOR the amendment of the 2007 Stock Incentive Plan to add additional performance goals to which performance-based rewards may relate, and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2009.

VOTING ON OTHER MATTERS

If other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed proxy card will have the discretion to vote on those matters for you. At the date the Company began printing this Proxy Statement, no other matters had been raised for consideration at the Annual Meeting.

HOW YOU MAY REVOKE OR CHANGE YOUR VOTE

You can revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to the Secretary of the Company;

•	timely delivering of a valid, later-dated proxy; or

•

attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor from the holder of record, to be able to vote at the meeting.

LIST OF STOCKHOLDERS

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 100 Endo Boulevard, Chadds Ford, Pennsylvania, by contacting the Secretary of the Company.

COST OF PROXY SOLICITATION

The Company will pay for preparing, printing and mailing this Proxy Statement and we will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners. We have also retained MacKenzie Partners, Inc. to assist in soliciting proxies. We will pay MacKenzie Partners, Inc. a base fee of approximately $7,500 plus reasonable out-of-pocket expenses for these services.

ITEM 1

ELECTION OF DIRECTORS

The Board of Directors

The Amended and Restated Certificate of Incorporation of the Company provides that the number of directors of the Company shall be not less than seven nor more than eleven, the exact number of which shall be fixed from time to the time by resolution of the Board of Directors or by a resolution adopted by holders of a majority of the Company’s common stock. On March 30, 2009, the Board of Directors, or Board, fixed the number of directors at nine, effective March 30, 2009.

Under the terms of the Company’s charter and by-laws, directors need not be stockholders of the Company or residents of the State of Delaware. However, pursuant to the Stock Ownership Guidelines approved by the Board of Directors in 2008, each non-employee Director should have an ownership equal in value to at least three times his or her current annual cash retainer to be achieved within five (5) years of joining the Board, or in the case of non-employee Directors, serving at the time the ownership Guidelines were adopted, within five (5) years of the date of adoption, or February 20, 2013. Directors are elected for a one-year term and generally hold office until their successors have been duly elected and qualified. Directors may receive compensation for their services as determined by the Board of Directors. See “—2008 Compensation of Directors.” A vacancy on the Board, or a newly created directorship resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, even though less than a quorum remains. A director appointed to fill a vacancy remains a director until his or her successor is elected by the stockholders at the next annual meeting or until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Currently, the Board of Directors consists of nine members. Currently serving as directors are Roger H. Kimmel, John J. Delucca, David P. Holveck, Nancy J. Hutson, Ph.D., Michael Hyatt, Clive A. Meanwell, M.D., Ph.D, William P. Montague, Joseph C. Scodari and William F. Spengler. All are nominated by the Board of Directors of the Company for the election as directors of the Company. The Board of Directors has affirmatively determined that eight of its nine current members are independent directors under the NASDAQ rules and regulations. The eight independent directors under the NASDAQ rules and regulations are Messrs. Delucca, Hyatt, Kimmel, Montague, Scodari, Spengler, Dr. Meanwell and Dr. Hutson. If the nominees recommended by the Board of Directors are elected at the 2009 Annual Meeting, eight of the Company’s nine directors will be independent directors under the NASDAQ rules and regulations.

Peter A. Lankau, the Company’s former President and Chief Executive Officer resigned from the Board of Directors effective January 28, 2008. On March 12, 2008, the Company announced that David P. Holveck had been named President and Chief Executive Officer effective April 1, 2008. Mr. Holveck was appointed to the Board of Directors on March 25, 2008 to fill the vacancy created by Mr. Lankau’s resignation.

On April 29, 2008, Michel de Rosen informed the Board of Directors that he did not intend to stand for re-election upon the expiration of his term at the 2008 Annual Meeting of Stockholders in order to devote more time to his new position as Chief Executive Officer of Saint-Gobain Desjonqueres in France, a position he has held since March 31, 2008. Mr. de Rosen served as a director of the Company until the expiration of his term at the 2008 Annual Meeting of Stockholders. The Board determined to nominate Joseph C. Scodari at the 2008 Annual Meeting of Stockholders to fill the vacancy left by Mr. de Rosen’s departure. Mr. Scodari was elected as a director of the Company at the 2008 Annual Meeting of Stockholders.

On April 29, 2008, the Company and D.E. Shaw & Co., L.P. and certain of its affiliates (referred to as D.E. Shaw), which collectively beneficially currently own approximately 11.6 million shares of the Company’s outstanding common stock, entered into an agreement pursuant to which D.E. Shaw had the right to suggest an independent person not affiliated with D.E. Shaw for consideration by the Company’s Nominating & Governance Committee and Board for election or appointment to the Board of Directors. Of D.E. Shaw’s suggested director nominees, the Nominating & Governance Committee recommended, and the Board of Directors determined in accordance with its regular process to nominate, William F. Spengler at the 2008 Annual Meeting to serve as a member of the Board. Mr. Spengler was elected to serve as a director of the Company at the 2008 Annual Meeting of Stockholders.

On November 28, 2008, George F. Horner, III notified the Company of his intention to resign as a director of the Company so he may more actively pursue other business opportunities. Mr. Horner’s resignation was effective on January 1, 2009. The Board appointed William P. Montague on February 26, 2009 to fill the vacancy left by Mr. Horner.

On March 30, 2009, the Board of Directors fixed the number of directors at nine, and appointed Nancy J. Hutson, Ph.D. to fill this new vacancy.

The Board annually determines the independence of directors based on a review by the directors and the Nominating & Governance Committee. No director is considered independent unless the Board of Directors has determined that he or she has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. To evaluate the materiality of any such relationship, the Board has adopted categorical independence standards consistent with the NASDAQ Exchange listing guidelines. These standards are available on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Nominating & Governance Committee.”

Specifically, a director is not considered independent if (i) the director or an immediate family member is a current partner of Endo’s independent auditor (currently Deloitte & Touche LLP); (ii) the director is a current employee of such firm; (iii) the director has an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time.

In addition, a director is not considered independent if any of the following relationships existed within the previous three years:

•	the director served as an executive officer or employee of the Company;

•

the director or a family member of the director accepted any payments from the Company in excess of $120,000 during any twelve consecutive months, other than (i) compensation for board or committee service, (ii) payments that are not compensatory in nature and which arise solely from investments in the Company’s securities, (iii) compensation paid to a family member who is an employee (other than an executive officer) of the Company, (iv) benefits under a tax-qualified retirement plan, or non-discretionary compensation, or (v) loans which are non-compensatory in nature and which are permitted under Section 13(k) of the Securities Exchange Act of 1934, as amended;

•	the director is a family member of an individual who is employed by the Company as an executive officer;

•

the director or family member of the director is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in a fiscal year that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company’s securities or (ii) payments under non-discretionary charitable contribution matching programs; and

•

the director or family member of the director is employed as an executive officer of another company where any of the executive officers of the Company serve on the compensation committee of such other company.

Members of the Audit, Compensation, and Nominating & Governance Committees must meet applicable independence tests of the NASDAQ.

On an annual basis and upon the nomination of any new director, the Nominating & Governance Committee and the Board review directors’ responses to a questionnaire asking about their relationships with the Company (and those of their immediate family members) and other potential conflicts of interest, as well as material provided by management related to transactions, relationships, or arrangements between the Company and the directors or parties related to the directors. The Nominating & Governance Committee has determined that the eight non-employee directors currently serving are independent, and that the members of the Audit, Compensation, and Nominating & Governance Committees also meet the independence tests referenced above. Specifically, the Nominating & Governance Committee and the Board determined that all non-employee directors have not had during the last three years (i) any of the relationships listed above or (ii) any other material relationship with the Company that would compromise his or her independence. The Nominating & Governance Committee recommended this determination to the Board of Directors and explained the basis for its decision, and this determination was adopted by the full Board.

The table below includes a description of categories or types of transactions, relationships or arrangements considered by our Board of Directors (in addition to those listed above) in reaching its determination that the Company’s current and former non-employee directors and nominees are independent.

Name	Independent	Transactions/Relationships/Arrangements
John J. Delucca	Yes	None
Michel de Rosen(1)	Yes	None
George F. Horner, III(2)	Yes	None
Nancy J. Hutson, Ph.D.	Yes	None
Michael Hyatt	Yes	(3)
Roger H. Kimmel	Yes	None
Clive A. Meanwell, M.D., Ph.D.	Yes	None
William P. Montague	Yes	None
Joseph C. Scodari	Yes	None
William F. Spengler	Yes	None

(1)	On April 29, 2008, Michel de Rosen informed the Board of Directors that he did not intend to stand for re-election upon the expiration of his term at the 2008 Annual Meeting of Stockholders in order to devote more time to his new position as Chief Executive Officer of Saint-Gobain Desjonqueres in France, a position he has held since March 31, 2008. Mr. de Rosen served as a director of the Company until the expiration of his term at the 2008 Annual Meeting of Stockholders.

(2)	On November 28, 2008, George F. Horner, III notified the Company of his intention to resign as a director of the Company so he may more actively pursue other business opportunities. Mr. Horner’s resignation was effective on January 1, 2009.

(3)	Mr. Hyatt was a Senior Managing Director of Bear, Stearns & Co., Inc., an investment bank that performed services for the Company from time to time. During 2006, the Company reimbursed Bear, Stearns & Co., Inc. for expenses totaling $59,643, which were incurred in connection with sales of Company common stock by certain of our shareholders, including Endo Pharma LLC (which is no longer affiliated with the Company, but which is an affiliate of Kelso & Company in which certain former members of management have an interest). No amounts were paid to Bear, Stearns & Co., Inc. during 2008 or 2007.

As of the date of this Proxy Statement, there are no material proceedings to which any director or executive officer of the Company, or any associate thereof, is a party that are adverse to the Company or any of its subsidiaries.

Between January 1, 2008 and December 31, 2008, the Board of Directors as a whole met fourteen times and acted by written consent on eleven occasions. All members of the Board of Directors attended more than 75% of the Board meetings held during their respective terms, with the exception of Dr. Meanwell, who attended 64% of the Board meetings. All members of the Board of Directors attended more than 85% of the Committees of the Board of Directors on which they served in 2008, with the exception of Mr. de Rosen, who attended 33% of the Nominating & Governance Committee Meetings, and Mr. Horner, who attended 71% of the Transaction Committee Meetings.

Nominees

The following table sets forth the age and position currently held with the Company of persons nominated by the Board of Directors for election as directors of the Company:

Name	Age (as of May 27, 2009)	Position Currently Held with the Company
John J. Delucca	66	Director
David P. Holveck	63	President and Chief Executive Officer and Director
Nancy J. Hutson, Ph.D.	59	Director
Michael Hyatt	63	Director
Roger H. Kimmel	62	Chairman of the Board
Clive A. Meanwell, M.D., Ph.D.	52	Director
William P. Montague	62	Director
Joseph C. Scodari	56	Director
William F. Spengler	54	Director

The proposed nominees for election as directors are willing to be elected as directors of the Company. If, as a result of circumstances not now known or foreseen, a nominee shall be unavailable or unwilling to serve as a director, an alternate nominee may be designated by the present Board of Directors to fill the vacancy.

If elected, all nominees are expected to serve until the 2010 Annual Meeting of Stockholders of the Company or until their successors are duly elected and qualified or until his/her earlier death, resignation or removal.

Nominees for Directors

Set forth below are the principal occupation and certain other information about each of the Company’s current nominees for election as directors:

JOHN J. DELUCCA is currently a Director of Endo. Mr. Delucca was executive vice president and chief financial officer of the REL Consultancy Group, a business consulting firm, until his retirement in 2004. Prior to that, he served as chief financial officer and executive vice president, finance & administration, of Coty, Inc., a fragrance and beauty products company, from 1999 to 2002. From 1993 to 1999, he was senior vice president and treasurer of RJR Nabisco, Inc. During his career, he also served in executive positions for Hascoe Associates, Inc., The Lexington Group, the Trump Group, International Controls Corp., and Textron, Inc. Mr. Delucca is currently a non-executive director and chairs the audit committees of ITC Deltacom, Enzo Biochem, Inc. and The Elliot Company, as well as a non-executive director and member of the audit committee and governance and nominating committee of Tier Technologies, Inc. Mr. Delucca is chairman of Endo’s Audit Committee and is a member of Endo’s Compensation Committee.

DAVID P. HOLVECK is President, Chief Executive Officer and a Director of Endo. Prior to joining Endo in April 2008, Mr. Holveck was President of Johnson & Johnson Development Corporation and Vice President, Corporate Development of Johnson & Johnson, a diversified healthcare company, since 2004. Mr. Holveck joined Johnson & Johnson as a company Group Chairman in 1999, following the acquisition of Centocor, Inc., a biotechnology company, by Johnson & Johnson. Mr. Holveck was Chief Executive Officer of Centocor, Inc. at the time of the acquisition. Mr. Holveck joined Centocor in 1983 and progressed through various executive positions. In 1992, he assumed the role of President and Chief Operating Officer and later that year was named President and Chief Executive Officer. Prior to joining Centocor, he had held positions at General Electric Company, Corning Glass Works and Abbott Laboratories. Mr. Holveck is a member of the Board of Trustees for The Fund for West Chester University, the Board of Directors of the Eastern Technology Council as well as the Board of Directors of Light Sciences Oncology, Inc.

NANCY J. HUTSON, Ph.D. was appointed a Director of Endo on March 30, 2009. Dr. Hutson retired from Pfizer, Inc. in 2006 after spending 25 years in various research and leadership positions, most recently serving as Senior Vice President, Pfizer Global Research and Development and Director of Pfizer’s pharmaceutical R&D site, known as Groton/New London Laboratories, the largest R&D site of any pharmaceutical company. She led 4,500 colleagues (primarily scientists) and managed a budget in excess of $1 billion. She currently is a director of Cubist Pharmaceuticals, Inc. and Inspire Pharmaceuticals, Inc. and serves on the board of Planned Parenthood of Connecticut. Dr. Hutson owns and operates Standing Stones Farm in Ledyard, CT which is dedicated to supporting the equestrian sport of dressage.

MICHAEL HYATT is currently a Director of Endo. Mr. Hyatt had been a director of Algos Pharmaceutical Corporation since November 1996 and became a director of Endo following its merger with Algos in July 2000. Mr. Hyatt is currently a senior advisor to Irving Place Capital, a leading institutional private equity firm focused on making equity investments in middle-market companies. Until 2008, Mr. Hyatt was a Senior Managing Director of Bear Sterns & Co., Inc. In April 2009, Mr. Hyatt was appointed a director of Schiff Nutrition International, Inc. Mr. Hyatt is chairman of Endo’s Transactions Committee and is a member of Endo’s Nominating & Governance Committee.

ROGER H. KIMMEL is currently Chairman of the Board of Endo. Mr. Kimmel became Chairman of the Board upon the retirement of founder Carol A. Ammon on May 30, 2007. Mr. Kimmel had been a Director of Algos Pharmaceutical Corporation since July 1996 and became a Director of Endo following its merger with Algos in July 2000. Mr. Kimmel has been Vice Chairman of Rothschild Inc., an investment banking firm, since January 2001. Previously, Mr. Kimmel was a partner of the law firm Latham & Watkins for more than five years. Mr. Kimmel is also a director of PG&E Corporation and Schiff Nutrition International, Inc. Mr. Kimmel is chairman of Endo’s Nominating & Governance Committee and is a member of Endo’s Audit Committee and Transactions Committee.

CLIVE A. MEANWELL, M.D., Ph.D. is currently a Director of Endo. Since July 2005, Dr. Meanwell has been the chairman, president and chief executive officer of The Medicines Company, a pharmaceutical company based in Parsippany, New Jersey, since July 2004. From September 2001 through July 2004, Dr. Meanwell was the Executive Chairman of The Medicines Company. Previously, he served as chairman, chief executive officer and president since the inception of The Medicines Company in 1996. From 1995 to 1996, Dr. Meanwell was a partner and managing director at MPM Capital L.P., a venture capital firm. Prior to that, he held various positions of increasing scope and responsibility at Hoffman-La Roche, Inc. from 1986 to 1995, most recently as senior vice president. Dr. Meanwell is a member of Endo’s Nominating & Governance Committee.

WILLIAM P. MONTAGUE was appointed a Director of Endo on February 27, 2009. Mr. Montague was Chief Executive Officer and Director of Mark IV Industries, Inc., a leading global diversified manufacturer of highly engineered systems and components for transportation infrastructure, vehicles and equipment from November 2004 until his retirement on July 31, 2008 and as Director from March 1996. He joined Mark IV Industries in April 1972 as Treasurer/Controller, serving as Vice President of Finance from May 1974 to February 1986, then Executive Vice President and Chief Financial Officer from February 1986 to March 1996 and then as President from March 1996 to November 2004. Mr. Montague is also a director of Gibraltar Industries, Inc. Mr. Montague is a member of Endo’s Audit Committee.

JOSEPH C. SCODARI is currently a Director of Endo. Mr. Scodari was Worldwide Chairman, Pharmaceuticals Group, of Johnson & Johnson, a diversified healthcare company, and a Member of Johnson & Johnson’s Executive Committee from March 1, 2005 until March 1, 2008. He joined Johnson & Johnson in 1999 as President of Centocor, Inc., a biotechnology company, when Johnson & Johnson acquired Centocor. At the time of that acquisition, he had been the President and Chief Operating Officer of Centocor and a member of Centocor’s Board of Directors since December 1997. In 2001, he was named Johnson & Johnson’s Company Group Chairman for the North American pharmaceutical business, and became a member of the Johnson & Johnson Pharmaceuticals Group Operating Committee. In 2003, Mr. Scodari was named Johnson & Johnson

Company Group Chairman, Global Biopharmaceutical Business. Mr. Scodari is a director of Covance Inc., and in April 2009, Mr. Scodari was appointed a director of Actelion Pharmaceuticals Ltd., a Swiss biopharmaceutical company. Mr. Scodari is chairman of Endo’s Compensation Committee and is a member of Endo’s Transactions Committee.

WILLIAM F. SPENGLER is currently a Director of Endo. In July 2008, Mr. Spengler was appointed Executive Vice President and Chief Financial Officer of Smith & Wesson Holding Corporation, a global leader in safety, security, protection and sport. Until March 2008, he was Executive Senior Vice President and Chief Financial Officer at MGI Pharmaceuticals Inc., an oncology- and acute care- focused biopharmaceutical company, where he had worked since 2005. Prior to joining MGI Pharma, Mr. Spengler was Executive Vice President and Chief Financial Officer at Guilford Pharmaceuticals Inc., a bioscience company, from July 2004 to October 2005. From 2002 to 2004, Mr. Spengler served as President, Chief Operating Officer and Director of Osteoimplant Technology, Inc., an orthopedic products company, and from 2000 to 2002, he was Principal of North Charles Investment Company. Mr. Spengler is a member of Endo’s Audit Committee and Compensation Committee.

Vote Required

Provided that a quorum is present, the nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected.

The Board of Directors recommends a vote FOR the election of these nominees for election as directors.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders. Stockholders may contact any member or all members of the Board, any Board committee, or any chair of any such committee by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317.

All communications received as set forth in the preceding paragraph will be opened by the office of our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

The Company does not have a policy on director attendance at annual meetings. All current directors (other than Mr. Montague and Dr. Hutson who were not directors at the time) attended the 2008 Annual Meeting. All director nominees currently intend to attend the 2009 Annual Meeting.

Code of Conduct

The Board of Directors has adopted a Code of Conduct that applies to the Company’s directors, executives (including its chief executive officer and principal financial officer) and employees. The Code is posted on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Code of Conduct.”

Common Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines (referred to as the Ownership Guidelines) both for non-employee Directors and for executive officers and senior management of the Company (collectively, Executive Management). The Board of Directors approved the Ownership Guidelines on February 20, 2008. The Board believes that non-employee directors and Executive Management should have a significant equity position in the Company and that the Ownership Guidelines will serve to further the Board’s interest in encouraging a longer-term focus in managing the Company. The Board also believes that the Ownership Guidelines align the interests of its directors and Executive Management with the interests of stockholders and further promote Endo’s commitment to sound corporate governance. The Ownership Guidelines are posted on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Compensation Committee.”

Ownership Guidelines for Non-Employee Directors

The Ownership Guidelines advise that each non-employee Director should have an ownership equal in value to at least three times his or her then current annual cash retainer. Non-employee Directors are expected to achieve the Ownership Guidelines within five (5) years of joining the Board, or, in the case of non-employee Directors serving at the time the Ownership Guidelines were adopted, within five (5) years of the date of adoption of the Ownership Guidelines or February 20, 2013. Non-employee Directors are also expected to continuously own sufficient shares to meet the Ownership Guidelines once attained.

Ownership Guidelines for Executive Management

The Ownership Guidelines that were adopted by the Board of Directors for Executive Management of the Company advise that Executive Management should have an ownership equal in value as follows:

Level	Multiple of Base Salary
Chief Executive Officer	2.5x
Chief Operating Officer and Executive Vice Presidents	1.5x
Chief Accounting Officer and Senior Vice Presidents(1)	.75x

(1)	Effective August 1, 2008, the Company eliminated the position of Chief Accounting Officer. Mr. Sweeney, our principal accounting officer, is not subject to the ownership guidelines.

Executive Management is expected to achieve the Ownership Guidelines within five (5) years of joining the Company, or, if in the case of individuals serving in this capacity at the time the Ownership Guidelines were adopted, within five (5) years of the date of adoption of the Ownership Guidelines. Executive Management is also expected to continuously own sufficient shares to meet the Ownership Guidelines once attained. Members of Executive Management who subsequently get promoted to a higher level will have five years from the date of promotion to achieve their new ownership target.

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted written policies and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of the Company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant rules of the U.S. Securities and Exchange Commission (referred to as the SEC) (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

The policy is as follows:

•

Related person transactions must be approved by the Board of Directors or by a committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in the best interests of the Company. In considering the transaction, the Board of Directors or committee will consider all relevant factors, including as applicable (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to the Company.

•

The Board of Directors or relevant committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

The procedures are as follows:

•	Management or the affected director or executive officer will bring the matter to the attention of the Chairman, the chair of the Nominating & Governance Committee or the Secretary.

•

The Chairman shall determine (or if he is involved in the transaction, the Nominating & Governance Committee shall determine) whether the matter should be considered by the Board of Directors or by one of its existing committees consisting only of independent directors.

•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

•	The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

•	The Board of Directors or the Nominating & Governance Committee will review each transaction annually to determine whether it continues to be in the Company’s best interests.

A discussion of our current related person transactions appears in this Proxy Statement under “TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS.”

Committees of the Board of Directors and Related Reports

The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating & Governance Committee and Transactions Committee, the respective members and functions of which are described below.

Audit Committee

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. In addition, the Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent registered public accounting firm, the scope of the annual audits, fees to be paid to the independent registered public accounting firm, the performance of the Company’s independent registered public accounting firm and the accounting practices of the Company and the Company’s internal controls and legal compliance functions. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Audit Committee.” The charter describes the nature and scope of responsibilities of the Audit Committee.

Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

Messrs. Delucca, Kimmel, Montague and Spengler currently serve as members of the Audit Committee and subject to their election at the 2009 Annual Meeting, the Board of Directors currently expects to reappoint Messrs. Delucca, Kimmel, Montague and Spengler as members of the Audit Committee, effective May 27, 2009. Between January 1, 2008 and December 31, 2008, the Audit Committee met fourteen times, including periodic meetings held separately with management, the Company’s internal auditors and the independent registered public accounting firm. Subject to his election at the 2009 Annual Meeting, the Board currently expects to reappoint Mr. Delucca as Chair of the Audit Committee. The Board has determined that Mr. Delucca is a “financial expert”, as defined by the SEC regulations, and he has the related financial management expertise within the meaning of the NASDAQ rules. The Board of Directors has determined that Messrs. Delucca, Kimmel, Montague and Spengler are “independent” and financially literate in accordance with the criteria established by the SEC and the NASDAQ.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2008 with the management of the Company and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. Further, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in the Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended and as adopted by the Public Company Accounting oversight Board in Rule 3200T, other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to Deloitte & Touche LLP’s independence from the Company, and has discussed with Deloitte & Touche LLP their independence from the Company. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management. The Audit Committee has also discussed with management of the Company and Deloitte & Touche LLP such other matters and received such assurances from them as it has deemed appropriate.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program.

Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the Company’s audited consolidated financial statements for the year ended December 31, 2008 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended

December 31, 2008, for filing with the SEC. The Audit Committee has selected, and the Board of Directors has ratified, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm for the year ended December 31, 2009.

Submitted by the Audit Committee of the Company’s Board of Directors.

Members of the Audit Committee:

John J. Delucca (Chairman)
Roger H. Kimmel
William P. Montague
William F. Spengler

The above Audit Committee Report does not constitute soliciting material, and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Compensation Committee

The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of the executive officers of the Company and provides recommendations for the salaries and incentive compensation of the other employees of the Company. The Compensation Committee also reviews and acts on any recommendations of the Company’s management for awards granted under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan, the Endo Pharmaceuticals Holdings Inc. 2004 Stock Incentive Plan and the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan. The current members of the Compensation Committee are Messrs. Delucca, Scodari and Spengler and subject to their election at the 2009 Annual Meeting, the Board of Directors currently expects to reappoint Messrs. Delucca, Scodari and Spengler and to appoint Dr. Hutson as members of the Compensation Committee, effective May 27, 2009. Each of Messrs. Delucca, Scodari, Spengler and Dr. Hutson is “independent” in accordance with the criteria established by the SEC and the NASDAQ. Subject to his election at the 2009 Annual Meeting, the Board currently expects to reappoint Mr. Scodari as Chair of the Compensation Committee. Between January 1, 2008 and December 31, 2008, the Compensation Committee met thirteen times. The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Compensation Committee.” The charter describes the nature and scope of responsibilities of the Compensation Committee. A report of the Compensation Committee appears in this Proxy Statement under “EXECUTIVE COMPENSATION—Compensation Committee Report on Executive Compensation.”

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2008 or as of the date of this proxy statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

Nominating & Governance Committee

On December 13, 2006, the Board of Directors chartered the Nominating & Governance Committee, which is comprised of independent directors.

The Nominating & Governance Committee of the Board of Directors identifies and recommends to the Board individuals qualified to serve as directors of the Company, recommends to the Board directors to serve on committees of the Board and advises the Board with respect to matters of Board composition and procedures. The Nominating & Governance Committee also oversees the Company’s corporate governance.

The Nominating & Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating & Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating & Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating & Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating & Governance Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Secretary at Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, PA 19317, and must be received by the Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

Among the qualifications considered in the selection of nominees, the Nominating & Governance Committee looks at the following attributes and criteria of nominees: experience, skills, expertise, and personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating & Governance Committee considers appropriate in the context of the needs of the Board of Directors. The Nominating & Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating & Governance Committee if they become aware of persons meeting the criteria described above. The Nominating & Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Nominating & Governance Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating & Governance Committee as a potential candidate, the Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating & Governance Committee determines that the candidate warrants further consideration, the Chairman or a member of the Nominating & Governance Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating & Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Nominating & Governance Committee might be considering, and conducts one or more interviews with the candidate. Generally, Nominating & Governance Committee members may conduct additional due diligence of the candidate. The Nominating & Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

On February 26, 2009, the Board of Directors appointed William P. Montague as a director of the Company to fill the vacancy left by Mr. Horner. Mr. Montague was recommended to the Nominating & Governance Committee by Mr. Hyatt. On March 30, 2009 the Nominating & Governance Committee appointed Nancy J. Hutson, Ph.D. as a director of the Company. Dr. Hutson was recommended to the Nominating & Governance Committee by Spencer Stuart, a global executive search firm. The Company engaged Spencer Stuart to assist in identifying and evaluating potential nominees for director and to provide its recommendations on each potential nominee.

The current members of the Nominating & Governance Committee are Messrs. Hyatt and Kimmel and Dr. Meanwell. The Board has elected Mr. Kimmel as Chairman of the Nominating & Governance Committee. Between January 1, 2008 and December 31, 2008, the Nominating and Governance Committee met nine times. Subject to their election at the 2009 Annual Meeting, the Board of Directors currently expects to reappoint Messrs. Kimmel and Hyatt and Dr. Meanwell as members of the Nominating & Governance Committee, effective May 27, 2009. Subject to his election at the 2009 Annual Meeting, the Board currently expects to reappoint Mr. Kimmel as Chair of the Nominating & Governance Committee. The Board of Directors has determined that all of the members of the current and future Nominating & Governance Committee are “independent” in accordance with the criteria established by the SEC and the NASDAQ. The Nominating & Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Nominating & Governance Committee.”

Transactions Committee

On July 31, 2007, the Board of Directors formed a Transactions Committee to provide advice and guidance to the Company’s management in connection with the exploration of strategic acquisition and licensing opportunities as well as any overture for merger with the Company, or sale of the Company or other like event. The current members of the Transactions Committee are Messrs. Hyatt, Kimmel and Scodari. Subject to their election at the 2009 Annual Meeting, the Board of Directors currently expects to reappoint Messrs. Hyatt, Kimmel and Scodari as members of the Transactions Committee and to reappoint Mr. Hyatt as the Chair of the Transactions Committee, effective May 27, 2009.

ITEM 2

PROPOSAL TO APPROVE AMENDMENT TO THE

2007 STOCK INCENTIVE PLAN

On April 28, 2009, our Board of Directors approved, subject to stockholder approval at the Annual Meeting, an amendment to the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan (the “Plan”) to add a number of additional performance measures to which performance-based awards may relate (referred to as the Proposed Amendment). The addition of these new performance measures is the only change being made to the Plan.

The addition of the new performance measures will enhance the types of criteria available to the Compensation Committee when determining performance goals and making grants of performance-based awards. The text of the Proposed Amendment to the Plan is set forth in Exhibit A to this Proxy Statement.

Our stockholders are being asked to approve the amendment so that the awards under the Plan based on the new performance measures may qualify as deductible performance based compensation under Section 162(m) of the Internal Revenue Code. If our stockholders do not approve the amendment to the Plan, the current plan (prior to such proposed amendment) will remain in effect.

Vote Required

The affirmative vote of a majority of the issued and outstanding shares entitled to vote and represented at the Annual Meeting in person or by proxy will be required to approve the Proposed Amendment. Abstentions will be counted and will have the same effect as a vote against the Proposed Amendment.

The Board of Directors recommends a vote FOR the Proposed Amendment to the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan.

The following is a summary of the Plan and is qualified in its entirety by the full text of the Plan, a copy of which is included as Exhibit B to this Proxy Statement.

Plan Description

Purposes

The purposes of the Plan are to:

•

promote the interests of the Company and the stockholders of the Company by providing directors, officers, employees and consultants of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company;

•	acquire a proprietary interest in the long-term success of the Company; and

•	reward the performance of individuals in fulfilling long-term corporate objectives.

Administration of the Plan

The Plan is administered by a committee appointed by our Board of Directors. The committee has the authority, in its sole discretion, subject to and not inconsistent with the express terms and provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation,

•	the authority to grant awards;

•	to determine the persons to whom and the time or times at which awards shall be granted;

•	to determine the type and number of awards to be granted (including whether an option granted is an incentive stock option or a nonqualified stock option);

•	to determine the number of shares of stock to which an award may relate and the terms, conditions, restrictions and performance criteria, relating, if any, to any award;

•	to determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, exchanged or surrendered;

•

to make adjustments in the performance goals that may be required for any award in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Internal Revenue Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles;

•	to construe and interpret the Plan and any award;

•	to prescribe, amend and rescind rules and regulations relating to the Plan;

•	to determine the terms and provisions of agreements evidencing the terms of any awards; and

•	to make all other determinations deemed necessary or advisable for the administration of the Plan.

The committee may, in its absolute discretion, without amendment to the Plan,

•

accelerate the date on which any option granted under the Plan becomes exercisable; waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such option, and

•	accelerate the vesting date, or waive any condition imposed hereunder, with respect to any share of restricted stock, or other award or otherwise adjust any of the terms applicable to any such award.

Notwithstanding the foregoing, neither the Board of Directors, the committee nor their respective delegates has the authority to reprice (or cancel and/or regrant) any option, stock appreciation right or, if applicable, other award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders.

Except as required by applicable law, the committee may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees. All decisions, determinations, and interpretations of the committee or the Board of Directors will be final and binding, and no member of the committee will be liable for any action taken or determination made in good faith with respect to the Plan or any award.

Eligibility

Awards pursuant to the Plan may be granted to employees of the Company, including officers and directors who are employees, to non-employee directors, and to consultants of the Company. Incentive stock options will be granted only to Company employees (including officers and directors who are also employees).

Shares Available for Awards

The maximum number of shares of Company stock reserved for issuance under the Plan is seven million (7,000,000) shares (subject to adjustment for certain transactions). The shares may be authorized but unissued shares of Company stock or authorized and issued shares of Company stock held in the Company’s treasury. If any shares subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for awards under the Plan. With respect to other cash-based awards intended to qualify as performance based compensation under Section 162(m) of the Internal Revenue Code, in no event may the total number of shares of Company stock subject to awards that are awarded to any one Participant during any tax year of the Company, exceed seven hundred fifty thousand (750,000) shares (subject to adjustment for certain transactions).

Adjustment for Change in Capitalization

In the event of any change in the Company’s capitalization or in the event of a corporate transaction, such as a merger, consolidation, separation or similar event, the Plan provides that the committee shall make appropriate adjustments to prevent dilution or enlargement of rights of participants under the Plan. Adjustments may be made in the number or class of shares of common stock available for issuance or grant and in the number, price and/or kind of shares or cash or other property subject to awards.

Types of Awards

The Plan provides for the grant of stock options, stock appreciation rights, shares of restricted stock, stock bonus awards, performance awards or other share-based or cash-based awards. These awards are discussed in more detail below.

Stock Options. Options granted under the Plan may be incentive stock options meeting the definition of an incentive stock option under Section 422 of the Internal Revenue Code or options which do not qualify as incentive stock options (referred to as nonqualified options). The award will be evidenced by an award agreement that specifies the option price, duration of the option, the number of shares to which the option pertains, termination and transferability rights and other provisions as the committee may determine to be appropriate. The option price for each grant will be at least equal to the fair market value (as defined in the Plan) of the shares subject to the option on the grant date of the option. The date on which the committee adopts a resolution granting an option shall be considered the grant date of the option, unless such resolution specifies a later date.

No option may be exercised later than the tenth anniversary date of its grant.

Stock Appreciation Rights (“SARs”). The committee may grant SARs under the Plan, either in tandem with stock options or freestanding and unrelated to options. Tandem SARs may be exercised only when the related option is exercisable. Freestanding SARs may be exercised upon such terms and conditions established by the committee. Each SAR will be evidenced by an award agreement that will specify the grant price, the term of the SAR and other provisions as the committee or board may determine to be appropriate. In no event will the appreciation base of the shares of common stock subject to the SAR be less than the fair market value of the shares on the date of grant. The term of the SAR may not exceed ten (10) years.

Upon exercise of a SAR, a participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the fair market value of a share on the exercise date and the appreciation base of the SAR, by (ii) the number of shares with respect to which the SAR is exercised.

Restricted Stock and Stock Bonus. The committee may grant restricted stock awards, alone or in tandem with other awards under the Plan, subject to such restrictions, terms and conditions, as the committee may determine in its sole discretion and as may be evidenced by the applicable agreements. The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any subsidiary, upon the attainment of specified performance goals, and/or upon such other criteria as the committee may determine in its sole discretion. Notwithstanding the foregoing, if the vesting condition for any award, other than an option, that is settled in Company stock, such as restricted stock awards (“full value awards”), excluding any full value award made to a participant upon commencement of his employment or any full value award made to a non-employee director, relates exclusively to the passage of time and continued employment, such time period shall not be less than 36 months, with 33  1/3% of the award vesting every 12 months from the date of the award (subject to earlier vesting on certain events described below). If the vesting condition for any full value award (including an award of restricted stock), excluding any full value award made to a participant upon commencement of his employment or any full value award made to a non-employee director, relates to the attainment of specified performance goals, such full value award shall vest over a performance period of not less than one year (subject to earlier vesting on the occurrence of certain events which are described below). Each agreement with respect to a restricted stock award will set forth the amount (if any) to be paid by the participant with respect to the award and when and under what circumstances such payment is required to be made. The committee may grant stock bonus awards, alone or in tandem with other awards under the Plan, subject to the terms and conditions as the committee may determine in its sole discretion and as may be evidenced by the applicable agreement.

Performance Awards. The committee may grant performance awards, alone or in tandem with other awards under the Plan, to acquire shares of Company stock in such amounts and subject to such terms and conditions as the committee may from time to time in its sole discretion determine, subject to the terms of the Plan. To the extent necessary to satisfy the short-term deferral exception set forth in Section 409A of the Internal Revenue Code, unless the committee shall determine otherwise, the Performance Awards shall provide that payment shall be made within 2  1/2 months after the end of the year in which the Participant has a legally binding vested right to such award.

In the event that the committee grants a performance award (other than a nonqualified option or incentive stock option) that is intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, the following rules will apply. Payments under the performance award will be made solely on account of the attainment of one or more objective performance goals, which goals must be established in writing by the committee not later than 90 days after the commencement of the period of service to which the performance award relates (and, in no event, after more than 25% of the period of service has elapsed). The performance goal(s) to which the performance award relates may currently be based on one or more of the following business criteria applied to the participant and/or a business unit or the Company or a subsidiary:

•	return on total stockholder equity;

•	earnings per share of Company stock;

•	net income (before or after taxes);

•	earnings before all or any of interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”);

•	inventory goals

•	return on assets;

•	market share;

•	cost reduction goals;

•	earnings from continuing operations; levels of expenses, costs or liabilities;

•	earnings from continuing operations;

•	any combination of or a specified increase or decrease of one or more of the foregoing over a specified period.

The amendment to the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan would add the following additional performance goals to which performance-based awards may relate:

•	total shareholder return;

•	net sales;

•	business development goals (including without limitation regulatory submissions, product launches and other business development-related opportunities);

•	customer satisfaction goals;

•	employee satisfaction goals;

•	identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures;

•	entry into new markets (either geographically or by business unit);

•	meeting specified market penetration or value added goals; and

•	development of new technologies (including patent application or issuance goals).

The Board of Directors believes that adding the above criteria to the 2007 Stock Incentive Plan will enhance the types of criteria available to the Compensation Committee when determining performance goals and making grants of performance-based awards. The addition of these criteria would further align the awards to the named executive officers with the interests of stockholders since payments under a performance award will be made solely on account of the attainment of one or more objective performance goals. These criteria will also reinforce senior management accountability for the Company’s financial and strategic goals, the Company’s long-term financial performance and the creation of shareholder value.

Other Stock- or Cash-Based Awards. The committee is authorized to grant other stock-based awards or other cash-based awards, as deemed by the committee to be consistent with the purposes of the Plan. To the extent necessary to satisfy the short-term deferral exception to Section 409A of the Internal Revenue Code, unless the committee shall determine otherwise, the awards shall provide that payment shall be made within 2  1/2months after the end of the year in which the participant has a legally binding vested right to such award. With respect to other cash-based awards intended to qualify as performance based compensation under Section 162(m) of the Internal Revenue Code, (i) the maximum value of the aggregate payment that any participant may receive with respect to any such other cash-based award that is an annual incentive award is $3,000,000 and, (ii) the maximum value of the aggregate payment that any participant may receive with respect to any such award that is a long-term incentive award is the amount set forth in clause (i) above multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. Payments earned hereunder may be decreased or, with respect to any participant who is not a “covered employee” as defined in Section 162(m)(3) of the Internal Revenue Code, increased in the sole discretion of the committee based on such factors as it deems appropriate. No payment will be made to a “covered employee” prior to the certification by the committee that the performance goals have been attained. The committee may establish such other rules applicable to the other stock-or cash-based awards to the extent not inconsistent with Section 162(m) of the Internal Revenue Code.

Termination of Employment

Unless the applicable award agreement provides otherwise or the committee in its sole discretion determines otherwise, upon termination of a participant’s employment or service with the Company and its subsidiaries by the Company or its subsidiary for cause (or in the case of a non-employee director upon such non-employee director’s failure to be re-nominated as a non-employee director of the Company), the portions of outstanding stock options and SARs granted to such participant that are exercisable as of the date of such termination of employment or service will remain exercisable, and any payment or notice provided for under the terms of any other outstanding award with respect to the portion thereof that is vested as of the date of such termination of employment or service, may be given, for a period of 30 days from and including the date of termination of employment or service (and will thereafter terminate). All portions of outstanding stock options or SARs granted to such participant which are not exercisable as of the date of such termination of employment or service, and any other outstanding award which is not vested as of the date of such termination of employment or service will terminate upon the date of such termination of employment or service.

Unless the applicable award agreement provides otherwise or the committee in its sole discretion determines otherwise, if the participant voluntarily “retires” with the consent of the Company or the participant’s employment or service terminates due to disability, all outstanding stock options, SARs and all other outstanding awards granted to such participant will continue to vest in accordance with the terms of the applicable award agreements. For purposes of the above with respect to employees, “retirement” means the termination of employment with the Company (other than for cause) during or after the calendar year in which a participant has or will reach (i) age 55 with ten years of service with the Company, or (ii) age 60 with five years of service with the Company. With respect to directors, “retirement” means the termination of service with the Company (other than for cause) during or after the calendar year in which a participant has or will reach age 75 with five years of service with the Company. The participant will be entitled to exercise each such stock option or SAR and to make any payment, give any notice or to satisfy any other condition under each such other award, in each case, for a period of one year from and including the later of (i) the date such entire award becomes vested or exercisable in accordance with the terms of such award and (ii) the date of termination of employment or retirement, and thereafter such awards or parts thereof will be canceled. Notwithstanding the foregoing, the committee may in its sole discretion provide for a longer or shorter period for exercise of a stock option or SAR (but in no event may such period extend past the tenth anniversary of the grant date) or may permit a participant to continue vesting under a stock option, SAR or restricted stock award or to make any payment, give any notice or to satisfy any other condition under any other award.

Unless the applicable award agreement provides otherwise or the committee in its sole discretion determines otherwise, if the participant’s employment or service terminates by reason of death, or if the participant’s employment or service terminates under circumstances providing for continued rights of the participant to exercise outstanding stock options or SARs (other than continued rights following a termination of employment for cause) and during the period of continued rights the participant dies, all outstanding stock options, restricted stock and SARs granted to such participant will become fully exercisable, and any payment or notice provided for under the terms of any other outstanding award may be immediately paid or given and any condition may be satisfied, by the person to whom such rights have passed under the participant’s will (or if applicable, pursuant to the laws of descent and distribution) for a period of one year from and including the date of the participant’s death and thereafter all such awards or parts thereof will be canceled.

Unless the applicable award agreement provides otherwise or the committee in its sole discretion determines otherwise, upon termination of a participant’s employment or service with the Company and its subsidiaries (i) by the Company or its subsidiaries without cause (including, in the case of a non-employee director, the failure to be elected as a non-employee director) or (ii) by the participant for “good reason” or any like term as defined under any employment agreement with the Company or a subsidiary to which a participant may be a party, the portions of outstanding stock options and SARs granted to such participant which are exercisable as of the date of termination of employment or service of such participant will remain exercisable, and any payment or notice provided for under the terms of any other outstanding award as respects the portion thereof vested as of the date of termination of employment or service may be given, for a period of one year from and including the date of termination of employment or service and will terminate thereafter. Any other outstanding award will terminate as of the date of such termination of employment or service.

Unless the applicable award agreement provides otherwise or the committee in its sole discretion determines otherwise, upon termination of the participant’s employment or service with the Company and its subsidiaries for any reason other than as described above, the portions of outstanding stock options and SARs granted to such participant that are exercisable as of the date of such termination of employment or service will remain exercisable for a period of 90 days (and will terminate thereafter), and any payment or notice provided for under the terms of any other outstanding award as respects the portion thereof vested as of the date of termination of employment or service may be given, for a period of 90 days from and including the date of termination of employment or service (and will terminate thereafter). All additional portions of outstanding stock options or SARs granted to such participant which are not exercisable as of the date of such termination of employment or service, and any other outstanding award which is not vested as of the date of such termination of employment or service will terminate upon the date of such termination of employment or service.

Effect of Change in Control

Unless the applicable award agreement provides otherwise or the committee in its sole discretion determines otherwise, in the event of a “change in control” (as such term is defined in the Plan):

•	any award carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested; and

•

the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other award granted under the Plan will lapse and the awards will be deemed fully vested, and any performance goals imposed with respect to awards will be deemed to be fully achieved.

Amendment or Termination of the Plan

Subject to certain limitations, the Board of Directors or the committee may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that neither the Board of Directors, the committee nor their respective delegates will have the authority to reprice (or cancel and regrant) any option or, if applicable, other award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders. No amendment or termination of the Plan may adversely affect a participant’s rights under any outstanding award without obtaining the participant’s consent.

Federal Income Tax Consequences of the Company’s 2007 Stock Incentive Plan

The following discussion of certain relevant federal income tax effects applicable to stock options and other stock-based awards granted under the plan is a summary only, and reference is made to the Internal Revenue Code for a complete statement of all relevant federal tax provisions.

Options. With respect to nonqualified options (“NSOs”), the participant will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

In general, no taxable income is realized by a participant upon the grant of an incentive stock option (“ISO”). If shares of common stock are issued to a participant (“option shares”) pursuant to the exercise of an ISO granted under the plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant (a “disqualifying disposition”), then, generally (i) the participant will not realize ordinary income upon exercise and (ii) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.”

If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares.

Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as an NSO as discussed above.

In general, the Company will receive an income tax deduction at the same time and in the same amount as the employee recognizes ordinary income.

Payment of Option Price in Shares. If an option is exercised through the use of Company stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction. However, if the previously owned shares were acquired on the exercise of an incentive stock option and the holding period requirement for those shares was not satisfied at the time they were used to exercise a stock option, such use would constitute a disqualifying disposition of such previously owned shares resulting in the recognition of ordinary income in the amount described above.

SARs. The recipient of a grant of SARs will not realize taxable income and we will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the exercise of a SAR, the recipient will realize ordinary income equal to the amount of cash (including the amount of any taxes withheld) and the fair market value of any shares received at the time of exercise. In general, the Company will be entitled to a corresponding deduction, equal to the amount of income recognized by the recipient.

Restricted Stock. A participant who receives a grant of restricted stock will not recognize any taxable income at the time the award is granted, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). A participant’s rights in restricted stock awarded under the plan are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the participant. However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the participant does not make a Section 83(b) election within 30 days of receipt of the restricted shares, the fair market value of the shares on the date the restrictions lapse, less any amount paid by the participant for such shares, will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse. The Company generally will be entitled to a compensation deduction for the amount of compensation income the participant recognizes.

Other Types of Awards. With respect to other awards under the Plan, generally when the participant receives payment with respect to an award, the amount of cash and the fair market value of any other property received will be ordinary income to the participant, and the Company generally will be entitled to a tax deduction in the same amount.

Deductibility Limit on Compensation in Excess of $1 Million. Section 162(m) of the Internal Revenue Code generally limits the deductible amount of total annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the Plan) by a public company to each “covered employee” (the chief executive officer, chief financial officer and three other most highly compensated executive officers of the Company) to no more than $1 million. Excluded from total compensation for this purpose is compensation that is “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code. Unless an exception applies, compensation otherwise deductible in connection with awards granted under the Plan will be subject to this limit.

The closing price of the Company’s common stock on April 21, 2009 was $17.78.

New Plan Benefits

Future grants under the Plan will be made at the discretion of the committee and, accordingly, are not yet determinable. In addition, benefits under the Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the Plan. The table below sets forth grants approved under the Plan since December 31, 2008:

Name and Position	Dollar Value ($)	Number of Units
David P. Holveck, Chief Executive Officer	$3,920,002	431,985
Edward J. Sweeney, VP, Controller and Principal Accounting Officer	$176,943	15,959
Ivan P. Gergel, Executive VP, Research & Development	$1,253,503	138,136
Nancy J. Wysenski, Chief Operating Officer	$1,040,646	114,679
Caroline B. Manogue, Executive VP, Chief Legal Officer and Secretary	$860,823	94,863
Executive Group	$7,251,917	795,622
Non-Executive Director Group	$1,143,725	118,418
Non-Executive Officer Employee Group	$24,534,046	1,879,052

EQUITY COMPENSATION PLAN INFORMATION

The following information relates to plans in effect as of December 31, 2008 under which equity securities of the Company may be issued to employees and directors. Although the Endo Pharmaceuticals Holdings Inc. 2000, 2004, and 2007 Stock Incentive Plans provide that stock options may be granted thereunder to non-employee consultants, the Company has never granted any such options to any such consultants.

	Column A		Column B	Column C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders
Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan	1,472,660		$17.08	114,926
Endo Pharmaceuticals Holdings Inc. 2004 Stock Incentive Plan	2,605,576		$27.64	1,263,706
Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan	581,146	(1)	$24.77	5,870,501
Equity compensation plans not approved by security holders
Not Applicable

(1)	Excludes a total of 548,353 shares of restricted stock units outstanding

ITEM 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, an independent registered accounting firm, to audit the books and financial records of the Company for the year ending December 31, 2009. The Company is asking its stockholders to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2009.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

Vote Required

The affirmative vote of a majority of the issued and outstanding shares entitled to vote and represented at the Annual Meeting in person or by proxy will be required to approve the ratification of the appointment of the Company’s registered public accounting firm. Abstentions will be counted and will have the same effect as a vote against the proposal.

The Audit Committee and the Board of Directors recommend a vote FOR the ratification of the Board’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2009.

Fees Paid to the Independent Registered Public Accounting Firm

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008. The following table summarizes the aggregate fees for services the Deloitte Entities provided during fiscal years 2008 and 2007:

	2008	2007
Audit Fees(a)	$1,716,101	$1,373,914
Audit-Related Fees(b)	27,450	22,809
Tax Fees(c)	268,808	238,623
All Other Fees	—	—

Total	$2,012,359	$1,635,346

(a)	Fees for audit services billed in 2008 and 2007 consisted of:

•	Audit of the Company’s annual financial statements

•	Evaluation and reporting on the effectiveness of the Company’s internal controls over financial reporting

•	Reviews of the Company’s quarterly financial statements

•	Comfort letters, consents and other services related to SEC matters

(b)	Fees for audit-related services billed in 2008 and 2007 consisted of:

•	Employee benefit plan audits

(c)	Fees for tax services billed in 2008 and 2007 consisted of tax compliance and tax planning and advice.

•

Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

i.	Federal, state and local income tax return assistance

ii.	Sales and use, property and other tax return assistance

iii.	Assistance with tax return filings in certain foreign jurisdictions

The Company generally does not engage the Deloitte Entities for “other” services.

In considering the nature of the services provided by the Deloitte Entities, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the Deloitte Entities and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of the four categories of services to the Audit Committee for approval.

1.	Audit services include audit work performed on the financial statements and related to the evaluation and reporting on the effectiveness of the Company’s internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, consents and other services related to SEC matters, and discussion surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and employee benefit plan audits.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with the coordination of execution of tax related activities, primarily in the area of corporate developments; supporting other tax related regulatory requirements; and tax compliance and reporting.

4.	Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves the independent registered public accounting firm’s services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Roles and Responsibilities of Compensation Committee

The primary purpose of the Compensation Committee is to conduct reviews of the Company’s general executive compensation policies and strategies and oversee and evaluate the Company’s overall compensation structure and programs. The Compensation Committee confirms that total compensation paid to the chief executive officer, chief financial officer and those other individuals included in the Summary Compensation Table is reasonable and competitive. All of these individuals are referred to as the “named executive officers”. Direct responsibilities of the Compensation Committee include, but are not limited to:

•

evaluating and approving goals and objectives relevant to compensation of the chief executive officer and other named executive officers, and evaluating the performance of the executives in light of those goals and objectives;

•	determining and recommending for approval by the Board of Directors the compensation level of the chief executive officer;

•	evaluating and approving compensation levels of the named executive officers (and certain other employees);

•	evaluating and approving all grants of equity-based compensation to the named executive officers (and certain other employees);

•	recommending to the Board compensation policies for outside directors;

•

reviewing performance-based and equity-based incentive plans for the chief executive officer, other named executive officers, and reviewing other benefit programs presented to the Compensation Committee by management;

•

reviewing and approving the aggregate amount of dollars, in the case of the annual incentive compensation (IC), and stock options and restricted stock units, in the case of the annual long-term incentive compensation, that is available to the Company each year; and

•	establishing a succession plan.

Responsibilities of Endo Management

Endo management is required to provide reviews and recommendations for the Compensation Committee’s consideration, and to manage the Company’s executive compensation programs, policies and governance. Direct responsibilities in this regard include, but are not limited to:

•	providing an ongoing review of the effectiveness of the compensation programs for all employees, including competitiveness, and alignment with the Company’s objectives;

•	recommending changes, if necessary to ensure achievement of all program objectives; and

•	recommending pay levels, payout and/or awards for named executive officers and certain other employees other than the chief executive officer.

The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to the named executive officers.

Outside Consultants

In August 2008, the Compensation Committee retained a compensation consultant from Hay Group for matters related to executive and director compensation. Hay Group is an outside global human resources consulting firm and does not provide any other services to the Company. Hay Group is asked to provide independent, third-party advice and expertise in executive compensation issues. The compensation consultant reports directly to the Committee. Hay Group provides the Compensation Committee with comparative market data and alternatives to consider when making compensation decisions and reviews the recommendations being made by the Company’s management for executives. From June 2006 until August 2008, the Compensation Committee had retained the firm of Towers Perrin as its compensation consultant to provide this advice and expertise. The Compensation Committee may retain other consultants and advisors from time to time. The Compensation Committee retains the ultimate responsibility for all compensation decisions.

The Company’s Executive Compensation Program Philosophy

Overall Program Objectives

The Company’s primary objective with respect to executive compensation is to design compensation programs that will align executives’ compensation with the Company’s overall business strategies for the creation of stockholder value and attract, motivate and retain highly qualified executives. The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals of the Company, and which aligns executives’ interests with those of the shareholders by rewarding performance in meeting or exceeding established goals, with the ultimate objective of improving shareholder value.

Accordingly, the Company provides incentives to advance the interests of shareholders and deliver levels of compensation that are commensurate with performance. Overall, the Company designs its compensation program to:

•	create a strong performance alignment with shareholders’ interests;

•	support the corporate business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement; and

•	recruit and retain executive talent.

The Company seeks to achieve these objectives through three key compensation elements:

•	a base salary;

•	a performance-based annual cash incentive (i.e., annual cash incentive compensation (IC)); and

•

annual (and, under certain circumstances, periodic) grants of long-term, equity-based compensation (i.e., a long-term incentive), which has historically been comprised of stock options (and more recently restricted stock units) that are subject to time-based vesting requirements.

In order to enhance the Compensation Committee’s ability to carry out its responsibilities effectively, as well as ensure that the Company maintains strong links between executive pay and performance, the Compensation Committee reviews compensation information for each named executive officer which includes the following information:

•	the annual compensation and benefit values that are being offered to each executive;

•	the value of all outstanding equity awards; and

•	the value of all other compensation.

The Compensation Committee also meets with our chief executive officer and other senior management in connection with compensation matters and regularly meets in executive sessions with Hay Group but without management.

Competitive Considerations

In making compensation decisions with respect to each element of compensation, the Compensation Committee considers the competitive market for executives and compensation levels provided by comparable companies. The Compensation Committee regularly reviews the compensation practices at companies with which it competes for talent, including businesses engaged in activities similar to those of the Company, especially specialty pharmaceuticals. While we do not believe that it is appropriate to establish compensation levels based primarily on benchmarking, we believe that information regarding pay practices at other companies is nevertheless useful in two respects. First, we recognize that our compensation practices must be competitive in the marketplace. Second, independent marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation.

The Compensation Committee generally targets total executive compensation at the median of compensation packages for executives in similar positions and with similar responsibilities at similar companies of comparable size with the opportunity for top quartile compensation based upon individual and company performance. The Compensation Committee’s choice of this target percentile reflects the Company’s consideration for our shareholders’ interests in paying what is necessary, but not significantly more than necessary, to achieve our corporate goals, while conserving cash and equity as much as practicable.

We believe that, given the industry in which we operate and our compensation philosophy and objectives, compensation targeted at the median of similar companies with the opportunity for top quartile total compensation based upon performance is generally sufficient to retain our current executive officers and to hire new executive officers when and as required. In setting compensation for the named executive officers, the Compensation Committee considers comparative market data requested from Hay Group, its compensation consultant. In gathering relevant competitive market compensation data, the Compensation Committee approved the use of a sample of mid-sized specialty pharmaceutical companies, including high-growth industry companies with similar operations as Endo and mid-sized pharmaceutical companies that participate in Hay Group’s compensation database.

We refer to all of these sample companies as the “Data Point Companies.” The Committee believes that Endo competes with the Data Point Companies for talent and for shareholder investment. The Data Point Companies create a range of comparative compensation values that are utilized by the Compensation Committee to confirm that salary levels and overall incentive opportunities approved by the Compensation Committee are consistent with the Company’s overall objectives. The current Data Point Companies are: Allergan Inc., Amylin Pharmaceuticals, Celgene Corp., Cephalon Inc., Forest Laboratories Inc., King Pharmaceuticals Inc., Medicis Pharmaceutical Corp., Mylan Inc., OSI Pharmaceuticals, Par Pharmaceuticals Inc., Sepracor Inc., Valeant Pharmaceuticals Inc., Vertex Pharmaceuticals, Warner Chilcott Ltd. and Watson Pharmaceuticals Inc.

From time to time, the Compensation Committee re-evaluates the Data Point Companies in light of the Company’s size and business. Accordingly, the Data Point Companies may change. The Compensation Committee does not attempt to set each compensation element for each executive within a particular range related to levels provided by the Data Point Companies. Instead, the Compensation Committee uses market comparisons as one factor in making compensation decisions. Other factors considered when making individual executive compensation decisions include individual contribution and performance, reporting structure, complexity and importance of role and responsibilities, leadership and growth potential.

Compensation Components

The three principal components of the Company’s total compensation are: base salary, cash incentive compensation (IC) and long-term equity-based incentive compensation (LTI). In allocating compensation among these elements, we believe that the majority of the compensation of our senior-most levels of management—the levels of management having the greatest ability to influence the Company’s performance—should be performance-based, while lower levels of management should receive a greater portion of their compensation in base salary.

Under our compensation structure, the mix of base salary, cash incentive compensation and long-term equity-based incentive compensation varies depending on each named executive officer’s level. Although the Company has no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation, the following was the 2008 targeted mix (as well as 2008 actual mix) of these compensation vehicles for the current named executive officers:

	2008 Base Salary	2008 Incentive Compensation Target	2008 Incentive Compensation Actual	2008 Long-Term Equity Incentive Compensation Target	2008 Long-Term Equity Incentive Compensation Actual
David P. Holveck(1)	$600,000	$480,000	$746,637	$2,800,000	$3,920,002
Ivan P. Gergel, M.D.(2)	$387,756	$316,250	$344,712	$1,150,000	$1,253,503
Nancy J. Wysenski(3)	$465,000	$257,400	$286,177	$936,000	$1,040,646
Caroline B. Manogue(3)	$387,500	$195,000	$297,570	$585,000	$860,823
Edward J. Sweeney(4)	$229,620	$73,788	$88,472	$147,576	$176,943

(1)	David P. Holveck joined the Company as its President & Chief Executive Officer on April 1, 2008. Accordingly, his annualized 2008 base salary of $800,000 was pro-rated as was his incentive compensation. Although Mr. Holveck’s effective start date was April 1, 2008, his incentive compensation was based on ten months of service, due to contributions he made in March 2008, immediately following the execution of his employment agreement. His 2008 long-term equity incentive compensation was not pro-rated. As described in more detail below under the section titled “Employment and Change in Control Agreements; Severance Agreements”, in connection with his commencement of employment with the Company on April 1, 2008, Mr. Holveck, our President and Chief Executive Officer, was granted on such date (a) restricted stock units equal in value to $1,125,000 and (b) stock options equal in value to $1,875,000.
(2)	Ivan P. Gergel, M.D., joined the Company as its Executive Vice President, Research & Development on April 29, 2008. Accordingly, his annualized 2008 base salary shown of $575,000 was pro-rated. His 2008 incentive compensation and long-term equity incentive compensation were not pro-rated. As described in more detail below under the section titled “Employment and Change in Control Agreements; Severance Agreements”, Dr. Gergel, our Executive Vice President, Research & Development, (i) was paid $50,000 in connection with his commencement of employment with the Company on April 29, 2008, which amount was grossed up for tax purposes in fiscal 2008 and (ii) was granted 50,000 stock options on such date.
(3)	Incentive compensation and long-term equity incentive compensation for Nancy J. Wysenski and Caroline B. Manogue was calculated based on their base salary at December 31, 2008 of $468,000 and $390,000, respectively.
(4)	Edward J. Sweeney, the Company’s Vice President, Controller and Principal Accounting Officer, began to serve as the Company’s Principal Financial Officer for purposes of filings with the Securities and Exchange Commission on September 2, 2008. His rate of pay was increased to $245,960 effective September 1, 2008. His 2008 incentive compensation target and long-term equity incentive compensation target is based on his ending salary at December 31, 2008 of $245,960. In addition to his incentive compensation noted above, Mr. Sweeney was awarded a one-time $50,000 cash bonus in April 2009 in consideration for his increased responsibilities as the Company’s Principal Financial Officer for purposes of filings with the Securities and Exchange Commission.

Base Salary

Purpose. The objective of base salary is to reflect job responsibilities, value to the Company and individual performance taking into consideration market competitiveness. We seek to provide our executive officers with competitive annual base salaries in order to attract and retain them. The base salary component of our executive officer compensation program is not designed to incentivize our near-term performance (as performance-based cash bonuses are designed to do), but rather to provide the baseline level of compensation to executive officers.

Considerations. Salaries for the named executive officers are determined initially by each individual’s employment agreement (except for Mr. Sweeney who does not have an employment agreement), which are described under “Employment Agreements“ below. These salaries and the amount of any increase over these salaries are determined by the Compensation Committee based on a variety of factors, including:

•	the nature and responsibility of the position and, to the extent available, salary norms for persons in comparable positions at the Data Point Companies;

•	the expertise and competencies of the individual executive;

•	the competitiveness of the market for the executive’s services;

•	internal review of the executive’s compensation, both individually and relative to other named executive officers;

•	the recommendations of the chief executive officer (except in the case of the chief executive officer’s own compensation); and

•	individual performance of the named executive officer, which includes:

•	achievement of individual annual goals and objectives, the risks and challenges involved, and the impact of the results;

•	performance of day-to-day responsibilities;

•	increases in competencies and skill development;

•	value of their contribution to function and company goal achievement; and

•	behaviors aligned with Endo core values.

Base salaries are generally reviewed annually. In reviewing salaries, the Compensation Committee adjusts salaries from time to time to realign salaries with market levels, individual performance and incumbent experience. The Compensation Committee also considers salaries relative to those of others within the Company and may, on occasion, make adjustments to salaries or other elements of total compensation, such as incentive compensation and long-term incentive opportunities, where such an adjustment would correct a compensation imbalance, as the Compensation Committee deems appropriate.

Fiscal Year 2008 Decisions Regarding Base Salary. In October 2008, as part of the Compensation Committee’s annual review of compensation, Hay Group provided the Compensation Committee with a market assessment of the competitive compensation for the Company’s executive officers. This assessment included reviewing the Data Point Companies and:

•	establishing a benchmark match for each of the positions;

•	gathering and analyzing competitive compensation from relevant labor markets; and

•	developing competitive market medians of compensation for the positions.

Based on the competitive market data referred to above, the Compensation Committee developed, with the assistance of Hay Group, market medians of compensation for each of Endo’s compensation elements (base salary, target annual incentive compensation, and expected value of long-term incentive compensation) and then compared each of Endo’s executive officer’s current compensation to the market median for each data sample. The data showed that Endo’s executive officers are generally compensated within fifteen percent (15%) of the median of the market competitive range for base salary. The market data and the performance of each of Endo’s named executive officers are reviewed each year, and there is no guarantee that any of their compensation will be aligned with the market.

Therefore, the following changes to the base salary of the named executive officers occurred in early 2008. Effective March 15, 2009, based on each individual’s performance, Mr. Holveck’s salary was increased to $840,000, Dr. Gergel’s salary was increased to $596,275, Ms. Wysenski’s salary was increased to $486,720, Ms. Manogue’s salary was increased to $429,000 and Mr. Sweeney’s salary was increased to $257,028. Messrs Lankau and Rowland both resigned in 2008. Ms. LaViscount became the Company’s Vice President, Sales Operations & Training, in August 2008 and Dr. Lee became a senior strategic advisor to the Company in April 2008, and neither position qualifies these individuals to be named executive officers.

Performance-Based Annual Cash Incentive Compensation (IC)

Purpose. The compensation program provides for an annual incentive that is performance linked. This incentive compensation, or IC, program is a short-term incentive plan that rewards achievement of annual goals and objectives. The objective of the program is to compensate individuals based on the achievement of specific goals that are intended to correlate closely with shareholder value.

Considerations. The annual cash incentive compensation includes various incentive levels based on the named executive officer’s accountability and impact on Company operations, with target award opportunities established as a percentage of base salary. For those named executive officers with employment agreements, a target IC bonus is established pursuant to their respective employment agreement, which is determined based on all factors that the Compensation Committee deems relevant, including (but not limited to) a review of the Data Point Companies’ compensation. For Mr. Sweeney, who does not have an employment agreement, his target IC bonus is the same as other vice presidents in the Company, 30% of his base salary. In fiscal 2008, these targets ranged from 30% to 80% of base salary for the Company’s named executive officers. The annual bonus process for our named executive officers involves two basic steps:

•	At the outset of the fiscal year:

Set overall Company performance goals for the year; and

•	At the end of the fiscal year:

Measure actual performance (individual and Company-wide) against the predetermined Company performance goals and individual performance measures to determine the appropriate award.

These two steps are further described below:

(1) Setting Company performance goals. Early in each fiscal year, the Compensation Committee, working with senior management sets performance goals for the Company. In fiscal 2008, the bonus determination for each named executive officer was primarily based upon the Company’s performance against these goals. The goals that were established for fiscal 2008 are discussed below under “Fiscal Year 2008 Decisions Regarding Incentive Compensation.”

In determining the extent to which the pre-set performance goals are met for a given period, the Compensation Committee exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in the Company’s public filings.

(2) Measuring performance. After the end of the fiscal year, the Compensation Committee reviews the Company’s actual performance against each of the performance goals established at the outset of the year. The Compensation Committee assesses the Company’s performance as well as each named executive officer’s performance against the individual goals set at the outset of the year. This assessment allows bonus decisions to take into account each named executive officer’s personal performance and contribution during the year.

Discretion. Under the IC plan, the Compensation Committee has discretion, in appropriate circumstances (e.g., should the individual’s performance in any particular year be outstanding), to grant a lower or higher incentive payout versus target but no more than 200% of an executive’s base salary.

Fiscal Year 2008 Decisions Regarding Incentive Compensation. With respect to fiscal year 2008, the annual award for each of the named executive officers was based on the achievement of corporate goals as well as each executive officer’s individual performance. The Compensation Committee established performance goals for fiscal 2008, which were divided into the following categories and were weighted as follows:

• Financial Goals, which included achieving certain total net revenue and earnings per share targets, as well as targets related to achieving specified net sales and demand targets by product	40%

• Portfolio Development, which included the evaluation, and where appropriate, the advancement of the Company’s internal portfolio and adding to the Company’s current portfolio both through acquisitions and licensing transactions, in each case aligned with the strategic direction of the business, as well as through internal product development	40%

• Organizational Effectiveness, which included restructuring the organization to achieve cost savings, optimizing sales force effectiveness through deployment and leveraging capacity, appropriately enhancing the Company’s leadership effectiveness with a focus on building the Company’s talent pipeline, enhancing systems and controls, regulatory compliance, and improving the Company’s organizational capabilities and efficiencies.	20%

The specific annual performance goals reflect the Company’s confidential operating plan and information, reflecting the Company’s confidential planning process, and, accordingly, to disclose these goals publicly would cause significant competitive harm to the Company.

The performance goals are intended to be challenging and ambitious but also realistic enough to be reasonably attainable given a very concerted effort on the part of the Company’s named executive officers and employees in consideration of conditions and trends. In the past three fiscal years the named executive officers achieved performance goals above target, at target or slightly below target levels. For 2008, a 109% incentive pool target was granted by the Compensation Committee (for both IC and long-term equity-based incentive). In February 2009, the Compensation Committee determined that it would award a zero percent (0%) cash incentive to the named executive officers, excluding Mr. Sweeney, in the event that a certain earnings per share threshold is not met for fiscal year 2009 and beyond.

The Compensation Committee reviewed the Company’s achievement of the financial and other objectives set forth above as well as each named executive officer’s contributions and awarded the named executive officers the bonus amounts set forth in the Summary Compensation Table.

Specifically, each of the following named executive officers received incentive compensation for 2008 performance equal to the following, expressed as a percentage of the IC targets set forth in their respective employment agreements, each in effect on December 31, 2008 (except with respect to Mr. Sweeney whose target IC bonus is the same as other vice presidents in the Company, 30% of his base salary): Mr. Holveck, Chief Executive Officer—140%, Dr. Gergel, Executive Vice President, Research & Development—109%, Ms. Wysenski, Chief Operating Officer—111.18%, Ms. Manogue, Chief Legal Officer—152.6%, and Mr. Sweeney, Vice President, Controller—119.9%. Messrs. Lankau and Rowland both resigned in 2008. These percentages reflected the Compensation Committee’s judgment as to the extent to which applicable targets were met and each individual’s performance.

See also below under the heading “Post-Termination Benefit” regarding how each named executive officer with an employment agreement will be entitled to cash incentive compensation as a percentage of salary.

Long-term Equity-Based Incentive Compensation

Purpose. The long-term incentive program provides an annual award (and, under certain circumstances, a periodic award) that is performance based. The objective of the program is to align compensation for named executive officers over a multi-year period directly with the interests of shareholders of the Company by motivating and rewarding creation and preservation of long-term shareholder value. The level of long-term incentive (LTI) compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to named executive officers and the goals of the compensation program described above. Currently, long-term incentive awards are equity based.

Stock Options. The Company’s long-term incentive compensation has historically taken the form of stock option awards. Stock options (which have exercise prices equal to the closing price on the date of grant) reward named executive officers only if the stock price increases.

The long-term incentive program calls for stock options to be granted with exercise prices of not less than the closing price of our common stock as quoted on the NASDAQ on the date of grant and generally to vest ratably over four years based on continued employment. The Compensation Committee will not reduce the exercise price of stock options (except in connection with adjustments to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events permitted by the relevant plan) without shareholder approval. New option grants to named executive officers normally have a term of ten years.

Restricted Stock Units. Beginning with grants made in 2008 relating to 2007 performance, the Compensation Committee determined to reduce the number of shares underlying stock option grants (determined using the Black Scholes valuation method) and add a grant of time-based restricted stock units (RSUs) for a lesser number of shares based on the closing price of our common stock on the NASDAQ on the date of grant. Each RSU represents the right to receive one (1) share of Company common stock as of the date of vesting. The Company believes that a combination of stock options and RSUs will more closely equate the value of the benefit received by the recipient to the accounting expense of the benefit to the Company. The Company also believes that the resulting blend of options and RSUs will more accurately reflect the pattern of equity-based awards that prevails in the Data Point Companies and in the external market generally. For 2009 grants, the targeted mix of options and RSUs for the named executive officers’ LTI was 75% options and 25% RSUs. For all employees in the Company, the targeted mix for 2009 grants is as follows:

Vehicle	Named Executive Officers & Senior Vice Presidents	Vice Presidents & Directors	Managers & Other Employees
Stock Options	75% of Total LTI	50% of Total LTI	Not Offered

Restricted Stock Units	25% of Total LTI	50% of Total LTI	100% of Total LTI

Considerations. The Company believes that the most effective means to encourage long-term performance by our named executive officers is to create an ownership culture. This philosophy is implemented through the granting of equity-based awards that generally vest based on continued employment. The long-term incentive program, which currently consists of equity-based awards, is designed to set up a future reward structure so that employees who have an impact on the Company’s performance share in the results of that impact. The long-term incentive pool is established annually based on the Company’s achievement of goals and objectives, and can vary significantly from year to year. All Company employees are eligible to receive long-term incentive, although long-term incentives are allocated most heavily to:

•	Reward consistently high performing individuals who we expect will drive the future value of the Company;

•	Reward individuals at all levels who have high impact relative to the expectations of their role; and

•	Retain individuals who have skills critical to the long-term success of the Company and who exemplify our core value behavior.

Timing of Grants. Annual grants of stock options and RSUs to our named executive officers are made at a regularly scheduled meeting of the Board of Directors held during the first quarter of each year, and the grant date is the date of that meeting. The Compensation Committee may also make occasional grants during the year to employees of the Company. These grants are typically associated with promotions and hiring, and are typically made on the effective date of the promotion or the first day of work.

On January 25, 2008, the Board of Directors approved a one-time special grant of stock options to three of our named executive officers in connection with the resignation of Mr. Lankau and the resulting increase in responsibility for each of these individuals and in order to retain these individuals. Specifically, each of the following named executive officers received stock options on January 25, 2008: Ms. Manogue (50,000 stock options), Mr. Rowland (75,000 stock options) and Ms. Wysenski (75,000 stock options). The grant price for all stock option grants is the closing price of our common stock as quoted on the NASDAQ on the date of grant. These stock options vest 50% per year on January 25, 2009 and January 25, 2010. Upon termination of employment, these options will be treated in accordance with the 2007 Stock Incentive Plan; provided, however, that upon termination of any of these executive’s employment with the Company (i) by the Company without “cause” or (ii) by the executive officer for “good reason” (in each case as such terms are defined in the respective executive’s employment agreement), all of these options including any previously unexercisable portions thereof shall become fully vested and exercisable as of the date of such termination of employment and shall remain exercisable for a period of one (1) year from and including the date of termination of employment and shall terminate thereafter. Mr. Rowland’s 75,000 stock options became fully vested and exercisable on September 2, 2008, his separation date, and will remain exercisable for one year until September 2, 2009.

On April 1, 2008, upon the commencement of Mr. Holveck’s employment with the Company, he was granted 46,088 restricted stock units and 188,632 stock options. These equity awards were issued under the Company’s 2007 Stock Incentive Plan and the grant price for all equity grants is the closing price of our common stock as quoted on the NASDAQ on the date of grant. The restricted stock options will vest over a four-year period, 86.11% on April 1, 2011 and 13.89% on April 1, 2012, in each case provided Mr. Holveck is then employed by the Company, or upon an earlier termination of his employment due to death, Disability, termination of employment by the Company without Cause, or by Mr. Holveck for Good Reason (in each case as such term is defined in his employment agreement). The stock options are exercisable 25% per year on each of April 1, 2009, April 1, 2010, April 1, 2011 and April 1, 2012, provided Mr. Holveck is employed on such dates by the Company, or upon an earlier termination of his employment due to death, Disability, termination of employment by the Company without Cause, or by Mr. Holveck for Good Reason (in each case as such term is defined in his employment agreement).

On April 29, 2008, upon the commencement of Dr. Gergel’s employment with the Company, he was granted 50,000 stock options. These stock options were issued under the Company’s 2004 Stock Incentive Plan, and will vest ratably over a four-year period, one-fourth per year on each of the first four anniversaries of the date of grant, provided Dr. Gergel remains employed by the Company. The grant price for all stock option grants is the closing price of our common stock as quoted on the NASDAQ on the date of grant.

Fiscal Year 2008 Decisions Regarding Long-Term Equity-Based Incentive Program. In fiscal 2008, the Compensation Committee awarded long-term compensation for named executive officers pursuant to the program described above resulting in the awards of stock options and restricted stock units identified in the Summary Compensation Table and the 2008 Grants of Plan-Based Awards Table.

In determining the annual grants of long-term incentive to the named executive officers, the Compensation Committee considered any pre-existing contractual requirements, market data on total compensation packages, the value of long-term incentive grants at the Data Point Companies, total shareholder return, share usage and shareholder dilution and, except in the case of the award to the chief executive officer, the recommendations of the chief executive officer.

Taking into account the above factors, each of the following named executive officers received long-term incentive compensation (consisting of stock options and RSUs in the proportions described above) in February 2009 for 2008 performance equal to the following, expressed as a percentage of the targets set forth in their respective employment agreements, each as in effect on December 31, 2008 (except with respect to Mr. Sweeney whose target IC bonus is the same as other vice presidents in the Company, 60% of his base salary): Mr. Holveck, Chief Executive Officer—140%; Dr. Gergel, Executive Vice President, Research & Development—109%, Ms. Wysenski, Chief Operating Officer—111.18%; Ms. Manogue, Chief Legal Officer—147.15%; and Mr. Sweeney, Vice President, Controller—119.9%. Messrs. Lankau and Rowland both resigned in 2008. These percentages reflected the Compensation Committee’s judgment as to the extent to which the individual named executive officers impacted the Company’s performance and the achievement of the Company’s 2008 goals and objectives.

Periodic Review. The Compensation Committee reviews both the annual incentive compensation program and the long-term incentive program annually to confirm that their key elements continue to meet the objectives described above. In 2009, the Compensation Committee intends to include a performance share plan in the mix of long-term incentives to promote and reward improvement in the Company’s business over a three-year performance period. The number of shares that may be earned under the performance share plan will be based on the achievement of certain performance metrics over a set period of time. The Compensation Committee is considering using one or more of the following performance metrics in designing the performance share plan: (1) total shareholder return; (2) return on total stockholder equity; (3) earnings per share of Company stock; (4) net income (before or after taxes); (5) net sales; (6) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”); (7) inventory goals; (8) return on assets; (9) market share; (10) cost reduction goals; (11) earnings from continuing operations; levels of expense, cost or liability; (12) business development goals (including without limitation regulatory submissions, product launches and other business development-related opportunities); (13) customer satisfaction goals; (14) employee satisfaction goals; (15) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures, (16) entry into new markets (either geographically or by business unit); (17) meeting specified market penetration or value added goals; (18) development of new technologies (including patent application or issuance goals); (19) any combination of, or a specified increase or decrease of one or more of the foregoing over a specified period; and (20) such other criteria as the stockholders of the Company may approve; in each case as applicable, as determined in accordance with generally accepted accounting principles. In designing the performance program, the Compensation Committee seeks to tie a portion of named executive officer (other than Mr. Sweeney) and other senior management compensation directly to one or more of these core performance metrics. The grants under this program will be at risk over a three-year performance period, and, if the Company does not achieve specific goals, the awards will not vest and individuals covered under the plan will lose the compensation related to the performance program. The Compensation Committee intends to adopt the performance program to reinforce senior management accountability for the Company’s financial and strategic goals and the Company’s long-term financial performance. It is expected that the initial grants under the performance program will be made during fiscal 2010 to the Chief Executive Officer and certain other senior officers. The Compensation Committee will take these potential future awards under consideration as it reviews 2009 year-end compensation.

Benefits and Perquisites

The Company’s current practice is to limit use of perquisites. In 2008, other than as described below, the only perquisites provided to the named executive officers (except for Mr. Sweeney) were financial planning services, use of a company car and term life insurance. In connection with Dr. Gergel’s joining the Company as our executive vice president, research and development in April 2008, the Company agreed to provide him with a relocation allowance of up to $300,000 to cover documented and reasonable moving expenses that are incurred within twelve (12) months in connection with his relocation to the Chadds Ford, Pennsylvania area. Dr. Gergel is also eligible for temporary living expense reimbursement, to be approved by the Company, for up to twelve (12) months after April 29, 2008. In January 2009, we agreed to extend Dr. Gergel’s relocation allowance period and temporary living expense reimbursement for up to an additional 12 months or April 29, 2010. Dr. Gergel also was paid a one-time $50,000 cash bonus in connection with his commencement of employment with the Company. The Company provided a tax gross-up allowance to assist in payment of federal and state income tax liabilities with respect to all of the above sums. All of these sums must be repaid to the Company in the event Dr. Gergel voluntarily terminates his employment within eighteen (18) months of April 29, 2008.

Total Compensation

In making decisions with respect to any element of a named executive officer’s compensation, the Compensation Committee considers the total compensation that may be awarded to the officer, including salary, annual IC bonus and long-term incentive compensation. In addition, in reviewing and approving employment agreements for named executive officers, the Compensation Committee considers the other benefits to which the officer is entitled by the agreement, including compensation payable upon termination of the agreement under a variety of circumstances. The Compensation Committee’s goal is to award compensation that is competitive.

Post-Termination Benefits

Retirement Benefits. In December 2007, the Board of Directors approved the establishment, effective as of January 1, 2008, of two executive retirement programs: the 401(k) Restoration Plan and the Executive Deferred Compensation Plan, each of which are described below.

401(k) Restoration Plan

The purpose of the 401(k) Restoration Plan (Parity Plan) is to provide eligible employees with the opportunity to defer a portion of their compensation on a tax-favored basis in parity with the tax benefit provided under the qualified 401(k) plan. The 401(k) Parity Plan allows eligible employees whose compensation exceeds the Internal Revenue Code Section 401(a)(17) amount (or other criteria set by the Compensation Committee), including named executive officers, to defer eligible pay and receive company matching contributions after such individual’s compensation has exceeded the earnings maximum in the Company’s existing qualified 401(k) plan. The amount in any individual’s 401(k) Parity Plan account will be paid to such individual at termination of employment. Actual 401(k) Parity Plan participation will begin when an executive’s total cash compensation exceeds the Internal Revenue Code earnings limit for the qualified 401(k) ($245,000 for 2009). Individuals who elect to defer their eligible pay under the 401(k) Parity Plan will defer federal and state (to the extent allowed by state law) taxes until the account is paid to the individual.

Executive Deferred Compensation Plan

In December 2007, the Board of Directors approved the establishment of the Executive Deferred Compensation Plan, which permits executives to elect to defer up to 100% of the portion of the following year’s long-term incentive compensation that is in the form of restricted stock units (RSUs). The RSUs will vest while deferred. The 2008 grant of RSUs to executives will vest 50% in 2010 and 50% in 2012. It is anticipated that future grants will vest on the fourth anniversary of the grant date.

Deferral of the RSUs defers federal and state (as allowed under state laws) taxes on the compensation when the RSUs vest. The compensation is deferred until the deferred RSUs are settled in stock. The RSUs may be deferred to the earlier of termination or to a certain date from two to ten years after January 1 of the year of the grant. The value of the compensation an executive receives upon the stock delivery is based on the value of the Company’s common stock on the date the deferral is delivered to the executive, and the executive will be responsible for the federal and state taxes at that time. For fiscal 2008, no current executive officer, with the exception of Ms. Wysenski, has made an election to defer.

The Executive Deferred Compensation Plan also allows an executive to defer up to 50% of his or her annual cash incentive compensation award. When an executive makes his or her irrevocable election to defer cash incentive compensation, he or she also elects the time at which to receive payment of the deferral and the form of the payment. An individual may choose to defer the cash incentive compensation to a certain date from two to ten years after January 1 of the year of the grant or to termination of employment, whichever is earlier, and may choose to have the deferral paid in a lump sum or two to ten installments payments. For fiscal 2008, no current executive officer has made an election to defer.

Employment and Change in Control Agreements; Severance Agreements

The Company has a practice of entering into a written employment agreement with each of its named executive officers. The Company does not, however, have a written employment agreement with Mr. Sweeney, the Company’s Vice President, Controller and Principal Accounting Officer. On December 19, 2007, the Company entered into amended and restated employment agreements with Ms. Manogue and Ms. Wysenski. On March 12, 2008, the Company announced that David P. Holveck had been named the Company’s President and Chief Executive Officer, with effect from April 1, 2008. The Company entered into an employment agreement with Mr. Holveck as of April 1, 2008. On April 11, 2008, the Company announced that Ivan P. Gergel, M.D. had been named the Company’s Executive Vice President, Research and Development, effective April 29, 2008. The Company entered into an employment agreement with Dr. Gergel as of April 11, 2008.

The purpose of these agreements is to aid retention and recruitment and to encourage continued attention and dedication to assigned duties during periods of uncertainty in connection with a possible change in control transaction.

Ms. Manogue’s and Ms. Wysenski’s employment agreements each has a rolling twenty-four month employment period commencing each day after January 1, 2008 and ending on the twenty-four month anniversary of such day (the “Employment Period”), unless either the Company or the named executive officer elects to terminate her employment agreement. Mr. Holveck’s and Dr. Gergel’s employment agreements each has an initial term of three years and renews automatically for successive one-year periods unless 120 days’ notice of non-renewal is given by either party or unless either the Company or the named executive officer elects to terminate his employment agreement. We refer to the employment period for each named executive officer as the Employment Period. Each Employment Agreement sets forth the annual salary of the respective named executive officer, which is, in each case, subject to annual reviews, at the discretion of the Compensation Committee.

Each named executive officer will be paid cash incentive compensation in an amount equal to a set percentage of his or her annual salary for each fiscal year (or such lesser or greater amount (not to exceed two hundred percent of the salary) for such fiscal year) amount as is recommended in good faith and approved by the Compensation Committee) if the Company achieves certain performance targets set by the Compensation Committee for such fiscal year. The target cash incentive target for each named executive officer as contained in their respective employment agreement, if applicable, is set forth below:

Named Executive Officer	Target Incentive Compensation (IC)
David P. Holveck	80% of his annual salary
Nancy J. Wysenski	55% of her annual salary
Ivan P. Gergel, M.D.	55% of his annual salary
Caroline B. Manogue	50% of her annual salary
Edward J. Sweeney	30% of his annual salary
Peter A. Lankau	*
Charles A. Rowland	**

*	Mr. Lankau announced his resignation on January 28, 2008, effective March 1, 2008. On March 12, 2008 the Company announced that David P. Holveck had been named the Company’s President and Chief Executive Officer, with effect from April 1, 2008.

**	Mr. Rowland announced his resignation on September 2, 2008, effective immediately. Mr. Sweeney began to serve as the Company’s Principal Financial Officer for purposes of filings with the Securities and Exchange Commission on September 2, 2008.

Each named executive officer is eligible to earn as additional compensation for the services to be rendered pursuant to his or her employment agreement, if applicable, long-term equity incentives (LTI) in an amount approved by the Compensation Committee.

Each of the named executive officers is eligible to earn as additional compensation the long-term equity incentives set forth in the following table equal to a set percentage of his or her annual salary for each fiscal year (or such lesser or greater percent of the salary for such fiscal year as is as is recommended in good faith by the chief executive officer and approved by the Compensation Committee):

Named Executive Officer	Target Long-Term Incentive Compensation (LTI)
David P. Holveck	350% of his annual salary
Ivan P. Gergel, M.D.	200% of his annual salary
Nancy J. Wysenski	200% of her annual salary
Caroline B. Manogue	150% of her annual salary
Edward J. Sweeney	60% of his annual salary
Peter A. Lankau	*
Charles A. Rowland	**

*	Mr. Lankau announced his resignation on January 28, 2008, effective March 1, 2008. On March 12, 2008 the Company announced that David P. Holveck had been named the Company’s President and Chief Executive Officer, with effect from April 1, 2008.
**	Mr. Rowland announced his resignation on September 2, 2008, effective immediately. Mr. Sweeney began to serve as the Company’s Principal Financial Officer for purposes of filings with the Securities and Exchange Commission on September 2, 2008.

With respect to Mr. Holveck, Dr. Gergel, Ms. Wysenski and Ms. Manogue, if any of these named executive officers terminates his or her employment agreement for good reason or if the Company terminates him or her without cause, the Company will (i) pay a lump sum equal to two times his or her then current salary and target incentive compensation for the fiscal year in which the termination is effective and (ii) continue to provide such named executive officer with medical and life insurance benefits for twenty-four (24) months. If Ms. Wysenski or Ms. Manogue is terminated other than for cause within twenty-four (24) months of a change in control, then such named executive officer will be entitled to receive (x) a lump sum payment equal to two times the sum of (1) such named executive officer’s then current salary plus (2) the higher of (a) such named executive officer’s target incentive compensation for the fiscal year during which the termination is effective or (b) such named executive officer’s incentive compensation for the fiscal year immediately preceding the year in which the termination is effective, plus (y) medical and life insurance benefits for a period equal to twenty-four (24) months after the date on which the termination is effective. If Mr. Holveck or Dr. Gergel is terminated other than for cause within twenty-four (24) months of a change in control, then such named executive officer will be entitled to receive (x) a lump sum payment equal to two times the sum of (1) such named executive officer’s then current salary plus (2) such named executive officer’s target bonus, plus (y) medical and life insurance benefits for a period equal to twenty-four (24) months after the date on which the termination is effective. Each named executive officer’s employment agreement contains a non-compete provision.

Deductibility Cap on Executive Compensation and Company Policy on Parachute Payments

The federal income tax laws limit the deductibility of certain compensation paid to the Chief Executive Officers and the four most highly compensated executives required to be reported in the Summary Compensation Table (the “covered employees”) in excess of the statutory maximum of $1 million per covered employee. The Compensation Committee considers the applicable rules regarding deductibility when making awards, but reserves the right to make nondeductible payments when it deems appropriate. Each of the named executive officer’s employment agreements provide that, if any of the payments or benefits received or to be received by the executive (including any payment or benefits received in connection with a change of control or the executive’s termination of employment) will be subject to the excise tax under Section 4999 of the Internal Revenue Code for excess parachute payments, then the Company will pay to the executive an additional amount (an excise tax gross-up) such that the net amount retained by the executive, after deduction of any excise tax on and any federal, state and local income and employment taxes and after taking into account the phase out of itemized deductions and personal exemptions attributable to this payment, shall be equal to the total payments the executive would have otherwise received. An excess parachute payment is generally a change in control payment in excess of one times the average of the officer’s taxable W-2 income for the five years prior to the change in control (base amount), and generally only results if the change in control payment exceeds 2.99 times the base amount. Excess parachute payments, including any excise tax gross-up payments, are non-deductible to the Company under Section 280G of the Internal Revenue Code.

Recovery of Compensation

The Company currently does not have a formal policy relating to repayment of performance and other incentive cash awards in the event of a restatement of its financial results. However, if the Company’s financial results were to be materially restated, the Compensation Committee would review the circumstances surrounding the restatement and determine whether to seek repayment of any such awards determined by the Compensation Committee to have been inappropriately received by the executive. The Company intends to institute a compensation recovery policy in 2009, pursuant to which the named executive officers will be required to return compensation paid based on financial results that were later restated. Under the policy being considered, the Company may require reimbursement in certain circumstances of all or a portion of any bonus, incentive payment, equity-based award or other compensation, to the fullest extent permitted by law.

Peter A. Lankau Resignation

On January 28, 2008 Peter A. Lankau announced his resignation as President and Chief Executive Officer of the Company effective March 1, 2008. He has also resigned from the Company’s Board of Directors effective January 28, 2008. In connection with Mr. Lankau’s resignation, the Company and Mr. Lankau entered into a separation agreement that provided Mr. Lankau with the payments and benefits which he would have been entitled to receive under his employment agreement had he been terminated by the Company, as well as accelerated vesting of 6,379 stock options originally granted on August 11, 2004 and 125,000 stock options originally granted on April 27, 2005. The remaining 256,250 stock options were unvested on March 1, 2008 and lapsed in accordance with their terms.

Charles A. Rowland, Jr. Resignation

On September 2, 2008, Charles A. Rowland announced his resignation as Executive Vice President, Chief Financial Officer of the Company effective immediately. In connection with Mr. Rowland’s resignation, the Company and Mr. Rowland entered into a separation agreement that provided Mr. Rowland with the payments and benefits which he would have been entitled to receive under his employment agreement had he been terminated by the Company, as well as accelerated vesting of 43,632 stock options originally granted on December 6, 2006. 75,000 stock options originally granted on January 25, 2008 became fully vested and exercisable on September 2, 2008. The remaining 92,497 stock options were unvested on September 2, 2008 and lapsed in accordance with their terms.

Compensation Committee Report on Executive Compensation

The Compensation Committee reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this Proxy Statement. In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company’s Proxy Statement to be filed in connection with the Company’s 2009 Annual Meeting of Stockholders, each of which will be filed with the Securities and Exchange Commission.

Submitted by the Compensation Committee of the Company’s Board of Directors.

Members of the Compensation Committee:

Joseph C. Scodari (Chairman)

John J. Delucca

William F. Spengler

Compensation of Executive Officers

Summary Compensation Table

The following table sets forth the cash and non-cash compensation paid to or earned by our Chief Executive Officer, Principal Financial Officer and the other three most highly compensated executive officers of the Company (collectively, the “named executive officers”) for the fiscal year ending December 31, 2008, and, for those executive officers who were named in the 2008 and 2007 proxy statements, for the fiscal years ending December 31, 2007 and December 31, 2006. For a complete understanding of the table, please read the footnotes and narrative disclosures that follow the table.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Current Named Executive Officers:
David P. Holveck(4)	2008	$600,000	$—	$210,987	$350,815	$746,637	$52,176	$1,960,615
President & Chief Executive Officer

Nancy J. Wysenski	2008	$465,000	$—	$24,178	$650,963	$286,177	$208,610	$1,634,928
Chief Operating Officer	2007	$143,365	$144,899	$—	$119,097	$78,851	$23,797	$510,009

Ivan P. Gergel, M.D.(5)	2008	$387,756	$50,000	$—	$87,183	$344,712	$164,675	$1,034,326
Executive Vice President, Research & Development

Caroline B. Manogue	2008	$387,500	$—	$30,226	$920,264	$297,570	$64,619	$1,700,179
Executive Vice President, Chief Legal Officer	2007	$375,000	$—	$—	$782,941	187,500	$154,198	$1,499,639
	2006	$365,468	$—	$—	$676,919	168,115	$6,152,731	$7,363,233	(11)

Edward J. Sweeney(6)	2008	$229,620	$15,230	$15,045	$60,793	$88,472	$13,800	$422,960
Vice President, Controller & Principal Accounting Officer

Former Named Executive Officers:
Peter A. Lankau(7)	2008	$101,000	$—	$—	$2,852,500	$—	$2,093,819	$5,047,319
Former President & Chief Executive Officer	2007	$606,000	$—	$—	$2,954,930	$300,000	$121,902	$3,982,832
	2006	$519,500	$—	$—	$2,583,200	$220,788	$3,059,086	$6,382,574	(11)

Charles A. Rowland, Jr.(8)	2008	$312,600	$—	$36,268	$987,812	$—	$1,604,828	$2,941,508
Former Executive Vice President, Chief Financial Officer and Treasurer	2007	$450,000	$—		$443,247	$225,000	$133,705	$1,251,952
	2006	$32,596	$225,000		$30,359	$—	$105	$288,060

David A.H. Lee, M.D., Ph.D.(9)	2008	$214,319	$—	$70,557	$211,176	$105,636	$39,684	$641,372
Former Chief Scientific Officer	2007	$209,091	$—	$—	$—	$94,091	$52,699	$355,881
	2006	$404,431	$—	$—	$—	$153,688	$64,241	$622,360

Joyce N. LaViscount(10)	2008	$292,188	$—	$17,730	$345,721	$86,036	$71,671	$813,346
Former VP, Chief Accounting Officer	2007	$275,000	$—	$—	$336,064	$82,500	$37,472	$731,036
	2006	$224,480	$—	$—	$152,924	$74,750	$12,145	$464,299

(1)	The amounts shown in this column represent the compensation expense for each executive’s awards under FAS 123(R), including a portion of the value of equity awards made in prior years, since expense is recognized ratably over a four-year requisite service period (but disregarding estimates of forfeitures for service-based vesting). See notes 13, 13 and 14 to our audited financial statements included in our 2008, 2007 and 2006 Annual Reports on Form 10-K, respectively, for the assumptions we used in valuing and expensing these option awards in accordance with FAS 123(R).
(2)	The amounts shown in this column represent cash amounts earned pursuant to the Company’s incentive compensation plan with respect to 2008, 2007 and 2006 performance, respectively. These amounts were awarded by the Committee on February 26, 2009, February 21, 2008 and February 21, 2007, respectively.

(3)	The amounts shown in this column for 2008 include the items summarized in the table below:

Name	Year	Perquisites & Other Personal Benefits (a)	Registrant Contributions to Defined Contribution Plans (b)	Life Insurance Premiums (c)	Tax Reimbursements (d)	Other (e)
David P. Holveck	2008	$7,613	$34,000	$—	$10,563	$—
Nancy J. Wysenski	2008	$73,052	$27,930	$—	$107,628	$—
Ivan P. Gergel, M.D.	2008	$81,199	$21,563	$607	$61,306	$—
Edward J. Sweeney	2008	$—	$13,800	$—	$—	$—
Caroline B. Manogue	2008	$16,144	$23,400	$260	$24,815	$—
Peter A. Lankau	2008	$6,713	$13,800	$1,090	$10,618	$2,061,598
Charles A. Rowland, Jr.	2008	$112,507	$18,630	$1,440	$21,104	$1,451,147
David A.H. Lee, M.D., Ph.D.	2008	$7,849	$7,698	$11,100	$13,037	$—
Joyce N. LaViscount	2008	$20,937	$17,549	$740	$32,445	$—

(a)	Mr. Holveck received $7,214 for car allowance and related costs and $399 for travel allowance. Ms. Wysenski received $10,284 for car allowance and related costs, $10,754 for financial planning services and $52,014 for relocation expenses. Dr. Gergel received $7,441 for car allowance and related costs, $10,568 for financial planning services and $63,190 for relocation expenses. Ms. Manogue received $9,714 for car allowance and related costs and $6,430 for financial planning services. Ms. LaViscount received $9,691 for car allowance and related services and $11,246 for financial planning services. Mr. Lankau received $4,988 for car allowance and related costs and $1,725 for financial planning services. Mr. Rowland received $7,336 for car allowance and related services, $5,871 for financial planning services and $99,300 for relocation expenses. Dr. Lee received $7,849 for car allowance and related costs.
(b)	Represents the employers’ matching contribution to the Company’s Savings and Investment (401(k)) Plan and 409A Plan.
(c)	Represents annual premiums paid by the Company for executive term life insurance policies.
(d)	The amounts shown in this column represent the reimbursement of taxes associated with perquisites and other benefits.
(e)	The amounts in the column for Mr. Lankau consist of the following: (1) payment for accrued but unused vacation days of $33,017, (2) $60,000 for office transition costs and (3) separation benefits of $1,968,581. The amounts in this column for Mr. Rowland consist of the following: (1) payment for accrued but unused vacation days of $16,630, (2) $20,000 for office transition costs and (3) separation benefits of $1,414,517.
(4)	Mr. Holveck joined the Company as its President & Chief Executive Officer on April 1, 2008. Accordingly, his annualized 2008 base salary of $800,000 was pro-rated as was his incentive compensation. Although Mr. Holveck’s effective start date was April 1, 2008, his incentive compensation was based on ten months of service, due to contributions he made in March 2008, immediately following the execution of his employment agreement. His 2008 long-term equity incentive compensation was not pro-rated. As described in more detail below under the section titled “Employment and Change in Control Agreements; Severance Agreements”, in connection with his commencement of employment with the Company on April 1, 2008, Mr. Holveck, our President and Chief Executive Officer, was granted on such date (a) restricted stock units equal in value to $1,125,000 and (b) stock options equal in value to $1,875,000.
(5)	Dr. Gergel joined the Company as its Executive Vice President, Research & Development on April 29, 2008. Accordingly, his annualized 2008 base salary shown of $575,000 was pro-rated. His 2008 incentive compensation and long-term equity incentive compensation were not pro-rated. As described in more detail below under the section titled “Employment and Change in Control Agreements; Severance Agreements”, Dr. Gergel, our Executive Vice President, Research & Development, (i) was paid $50,000 in connection with his commencement of employment with the Company on April 29, 2008, which amount was grossed up for tax purposes in fiscal 2008 and (ii) was granted 50,000 stock options on such date.
(6)	Mr. Sweeney began to serve as the Company’s Principal Financial Officer for purposes of filings with the Securities and Exchange Commission on September 2, 2008. In addition to his incentive compensation noted above, Mr. Sweeney was awarded a one-time $50,000 cash bonus in April 2009 in consideration for his increased responsibilities as the Company’s Principal Financial Officer for purposes of filings with the Securities and Exchange Commission. The amount shown in the table above represents the portion of the $50,000 Mr. Sweeney earned during 2008.
(7)	Mr. Lankau announced his resignation on January 28, 2008, effective March 1, 2008. David P. Holveck joined the Company as its President & Chief Executive Officer on April 1, 2008.
(8)	Mr. Rowland announced his resignation on September 2, 2008, effective immediately.
(9)	Dr. Lee resigned his position as Chief Scientific Officer, effective April 30, 2008, to devote more time to pursue his philanthropic activities. Dr. Lee, who had been working part-time for the Company for over a year, has agreed at the Company’s request to remain with the Company as a senior strategic adviser primarily to continue to support the Company’s activities in the area of public affairs.

(10)	On July 30, 2008, Ms. LaViscount elected to pursue an operational role as the Company’s Vice President, Sales Operations & Training and resigned her position as the Company’s Chief Accounting Officer, effective August 1, 2008.
(11)	2006 amounts shown include cash awards made by Endo Pharma LLC in April 2006 to each of Mr. Lankau and Ms. Manogue in the amount of $3 million and $6 million respectively, in recognition of their significant past contributions to Endo’s success. Endo Pharma LLC is a limited liability company that is no longer affiliated with the Company, but had historically held significant portions of our common stock, in which affiliates of Kelso & Company and certain current and former members of management have an interest.

The employment agreements, short-term and long-term incentive compensation plans and awards, explanation of amount of salary and bonus in proportion to total compensation, and other elements of the Summary Compensation Table are discussed at length in the Compensation Discussion and Analysis above.

2008 Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to the named executive officers during the fiscal year ended December 31, 2008:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	All Other Stock Awards Number of Shares of Stock or Units (#)(3)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock & Option Awards(4)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)(10)
Current Named Executive Officers:
David P. Holveck(5)		$0	$480,000	$1,200,000	—	—	—	—
	01-Apr-08	—	—	—	188,632	—	$24.41	$1,870,588
	01-Apr-08	—	—	—	—	46,088	—	$1,125,008
Ivan P. Gergel, M.D.(6)		$0	$316,250	$1,150,000	—	—	—	—
	29-Apr-08	—	—	—	50,000	—	$25.02	$517,780
Nancy J. Wysenski(7)		$0	$257,400	$936,000	—	—	—	—
	21-Feb-08	—	—	—	32,577	—	$25.19	$336,651
	21-Feb-08	—	—	—	—	4,466	—	$112,499
	25-Jan-08	—	—	—	75,000	—	$24.87	$434,820
Caroline B. Manogue(7)		$0	$195,000	$780,000	—	—	—	—
	21-Feb-08	—	—	—	40,772	—	$25.19	$420,821
	21-Feb-08	—	—	—	—	5,583	—	$140,636
	25-Jan-08	—	—	—	50,000	—	$24.87	$289,880
Edward J. Sweeney		$0	$73,788	$166,023	—	—	—	—
	21-Feb-08	—	—	—	6,757	—	$25.19	$69,827
	21-Feb-08	—	—	—	—	2,779	—	$70,003
Former Named Executive Officers:
Charles A. Rowland, Jr.(7)		$0	$225,000	$900,000	—	—	—	—
	21-Feb-08	—	—	—	48,866	—	$25.19	$504,981
	21-Feb-08	—	—	—	—	6,699	—	$168,748
	25-Jan-08	—	—	—	75,000	—	$24.87	$434,820
David A.H. Lee, M.D., Ph.D.(8)		$0	$107,682	$430,728	—	—	—	—
	21-Feb-08	—	—	—	20,435	—	$25.19	$211,175
	21-Feb-08	—	—	—	—	5,583	—	$140,636
Joyce N. LaViscount(9)		$0	$88,688	$591,250	—	—	—	—
	21-Feb-08	—	—	—	7,963	—	$25.19	$82,290
	21-Feb-08	—	—	—	—	3,275	—	$82,497

(1)	The grant date of all awards is the date of the Board of Directors’ action in which such award is approved.
(2)	The amounts shown in these columns represent the range of Incentive Compensation Plan payouts targeted for 2008 performance as described in the section titled “Performance-Based Annual Cash Incentive Compensation (IC)” in the Compensation Discussion and Analysis above. There is no threshold for this award. The bonus payment for 2008 performance has been made according to the metrics described, and is shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

(3)	These options and restricted stock units were granted in 2008 based on the Company’s 2007 long-term incentive compensation payout, except for Mr. Holveck and Dr. Gergel, who were granted these amounts upon commencement of their employment (see footnotes (5) and (6), respectively). The 2008 equity incentive payout was made in February 2009 and is shown in more detail below:

Name	2008 Long-Term Equity Incentive Compensation: Number of Securities Underlying Stock Options (#)	Exercise or Base Price of Option Awards ($ / Sh) (a)	2008 Long-Term Equity Incentive Compensation: Restricted Stock Units (RSU) (#)	Grant Date Fair Value of RSU & Option Awards (b)
David P. Holveck	382,813	$19.93	49,172	$3,920,002
Ivan P. Gergel, M.D.	122,412	$19.93	15,724	$1,253,503
Nancy J. Wysenski	101,625	$19.93	13,054	$1,040,646
Caroline B. Manogue	84,065	$19.93	10,798	$860,823
Edward J. Sweeney	11,520	$19.93	4,439	$176,943
David A.H. Lee, M.D., Ph.D.	30,948	$19.93	3,975	$316,902
Joyce N. LaViscount	11,329	$19.93	4,365	$174,001

(a)	The exercise price is equal to the closing price on the date of grant, which was February 26, 2009.
(b)	The amounts shown in this column include the fair value under FAS 123(R) of the 2008 option awards on the date of grant determined using the Black-Scholes valuation model. Although the fair value of executive stock option grants listed above has been determined in accordance with the applicable accounting standards, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.
(4)	The amounts shown in this column represent the fair value under FAS 123(R) of awards granted in 2008 valued on the date of grant (even if not yet vested) determined using the Black-Scholes valuation model. Although the fair value of executive stock option grants listed above has been determined in accordance with the applicable accounting standards, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.
(5)	As described in more detail under the section titled “Compensation Discussion and Analysis—Employment and Change in Control Agreements; Severance Agreements”, in connection with Mr. Holveck’s appointment as President and Chief Executive Officer, he received an initial grant of 46,088 restricted stock units on April 1, 2008 with approximately 86% vesting on the third anniversary of grant and approximately 14% vesting on the fourth anniversary of grant, in each case provided that Mr. Holveck is still employed by the Company on the applicable vesting dates. Mr. Holveck also received an initial grant of 188,632 stock options on April 1, 2008, vesting ratably over 4 years, based on continued employment by Mr. Holveck on the applicable vesting dates. The vesting of these equity awards accelerates in the event of Mr. Holveck’s death or disability or termination without cause or for good reason (as such terms are defined in Mr. Holveck’s employment agreement).
(6)	As described in more detail under the section titled “Compensation Discussion and Analysis—Employment and Change in Control Agreements; Severance Agreements”, Dr. Gergel received an initial grant of 50,000 stock options on April 29, 2008, with an exercise price equal to the closing market price of our common stock on April 29, 2008 (his first day of work) vesting ratably over 4 years, based on continued employment by Dr. Gergel on the applicable vesting dates.
(7)	On January 25, 2008, the Board of Directors approved a one-time special grant of stock options to three of our named executive officers in connection with the resignation of Mr. Lankau and the resulting increase in responsibility for each of these individuals. Specifically, each of the following named executive officers received stock options on January 25, 2008: Ms. Manogue (50,000 stock options), Mr. Rowland (75,000 stock options) and Ms. Wysenski (75,000 stock options). The exercise price for these stock options is the closing price of a share as quoted on the NASDAQ on the date of grant. These stock options will vest 50% per year on January 25, 2009 and January 25, 2010, and upon termination of employment, these options will be treated in accordance with the 2007 Stock Incentive Plan; provided, however, that upon termination of any of these executive’s employment with the Company (i) by the Company without Cause or (ii) by the executive officer for “good reason” (in each case as such terms are defined in the respective executive’s employment agreement), aloof these options including any previously unexercisable portions thereof shall become fully vested and exercisable as of the date of such termination of employment and shall remain exercisable for a period of one (1) year from and including the date of termination of employment and shall terminate thereafter.
(8)	On April 30, 2008, Dr. Lee announced his resignation from his position as Chief Scientific Officer to devote more time to pursue his philanthropic activities. Dr. Lee will remain with the Company as a senior strategic adviser primarily to continue to support the Company’s activities in the area of public affairs.

(9)	On July 30, 2008, Joyce N. LaViscount elected to pursue an operational role as the Company’s Vice President, Sales Operations and resigned her position as the Company’s Chief Accounting Officer, effective August 1, 2008.
(10)	For the current named executive officers, the amounts shown in this column represent the maximum allowed under each named executive officers’ respective employment contract (except for Mr. Sweeney who does not have an employment agreement). The maximum allowed for Mr. Sweeney is 225% of his target, consistent with all other vice presidents of the Company.

See the Compensation Discussion and Analysis above regarding the material terms, determining amounts payable, vesting schedule and other material conditions of these grants.

Outstanding Equity Awards at December 31, 2008

The following table summarizes the number of securities underlying outstanding plan awards for the named executive officers during the year ended December 31, 2008:

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)
David P. Holveck	—	188,632	$24.41	1-Apr-2018	—		—
					46,088	(2)	$1,192,757
Ivan P. Gergel, M.D.	—	50,000	$25.02	29-Apr-2018
Nancy J. Wysenski	—	32,577	$25.19	21-Feb-2018
	—	75,000	$24.87	25-Jan-2018
	25,000	75,000	$32.09	6-Sep-2017
					4,466	(3)	$115,580
Caroline B. Manogue	—	40,722	$25.19	21-Feb-2018
	—	50,000	$24.87	25-Jan-2018
	10,570	31,709	$30.55	21-Feb-2017
	65,000	65,000	$28.61	14-Feb-2016
	20,588	—	$16.47	11-Aug-2014
	70,000	—	$15.24	05-Aug-2013
					5,583	(3)	$144,488
Edward J. Sweeney	—	6,757	$25.19	21-Feb-2018
	1,153	3,459	$30.55	21-Feb-2017
	3,170	3,169	$28.61	14-Feb-2016
	1,292	—	$16.47	11-Aug-2014
					2,779	(4)	$71,921
Peter A. Lankau	43,750	—	$30.55	1-Mar-2009
	125,000	—	$28.61	1-Mar-2009
	250,000	—	$20.22	1-Mar-2009
	25,517	—	$16.47	1-Mar-2009
	300,000	—	$15.24	1-Mar-2009
	89,999	—	$9.17	1-Mar-2009
Charles A. Rowland, Jr.	75,000	—	$24.87	2-Sep-2009
	72,720	—	$28.27	2-Sep-2009
David A.H. Lee, M.D., Ph.D.	—	20,435	$25.19	21-Feb-2018
					2,801	(3)	$72,490
Joyce N. LaViscount	—	7,963	$25.19	21-Feb-2018
	3,101	9,301	$30.55	21-Feb-2017
	25, 000	25,000	$32.99	10-Aug-2016
	6,049	6, 048	$28.61	14-Feb-2016
	1,795	—	$16.47	11-Aug-2014
	5,145	—	$25.38	12-Apr-2014
					3,275	(3)	$84,757

(1)	The vesting dates of each option grant are listed in the table below by expiration date:

Expiration Date	Vesting Date	Expiration Date	Vesting Date
29-Apr-2018	25% on April 29, 2009	10-Aug-2016	25% on August 10, 2007
	25% on April 29, 2010		25% on August 10, 2008
	25% on April 29, 2011		25% on August 10, 2009
	25% on April 29, 2012		25% on August 10, 2010

1-Apr-2018	25% on April 1, 2009	14-Feb-2016	25% on February 14, 2007
	25% on April 1, 2010		25% on February 14, 2008
	25% on April 1, 2011		25% on February 14, 2009
	25% on April 1, 2012		25% on February 14, 2010

21-Feb-2018	25% on February 21, 2009	27-Apr-2015	25% on April 27, 2006
	25% on February 21, 2010		25% on April 27, 2007
	25% on February 21, 2011		25% on April 27, 2008
	25% on February 21, 2012		25% on April 27, 2009

25-Jan-2018	25% on January 25, 2009	11-Aug-2014	25% on August 11, 2005
	25% on January 25, 2010		25% on August 11, 2006
	25% on January 25, 2011		25% on August 11, 2007
	25% on January 25, 2012		25% on August 11, 2008

6-Sep-2017	25% on September 6, 2008	12-Apr-2014	25% on April 12, 2005
	25% on September 6, 2009		25% on April 12, 2006
	25% on September 6, 2010		25% on April 12, 2007
	25% on September 6, 2011		25% on April 12, 2008

21-Feb-2017	25% on February 21, 2008	05-Aug-2013	25% on August 5, 2004
	25% on February 21, 2009		25% on August 5, 2005
	25% on February 21, 2010		25% on August 5, 2006
	25% on February 21, 2011		25% on August 5, 2007

6-Dec-2016	25% on December 6, 2007	19-Sep-2012	25% on September 19, 2003
	25% on December 6, 2008		25% on September 19, 2004
	25% on December 6, 2009		25% on September 19, 2005
	25% on December 6, 2010		25% on September 19, 2006

(2)	The vesting dates of the stock awards are approximately 86% on the third anniversary of the grant (April 1, 2011) and approximately 14% on the fourth anniversary of the grant (April 1, 2012).
(3)	The vesting dates of the stock awards are over a four-year period, 50% on February 21, 2010 and 50% on February 21, 2012.
(4)	The vesting dates of the stock awards are over a four-year period, 25% on February 21, 2009, 25% on February 21, 2010, 25% on February 21, 2011 and 25% on February 21, 2012.

Options Exercises and Stock Vested in 2008

The following table summarizes the stock option exercises by the named executive officers during the fiscal year ended December 31, 2008. No RSUs vested during fiscal 2008 for any of the named executive officers.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
David P. Holveck	—	$—
Ivan P. Gergel, M.D.	—	$—
Nancy J. Wysenski	—	$—
Edward J. Sweeney	—	$—
Caroline B. Manogue	—	$—
Peter A. Lankau	—	$—
Charles A. Rowland, Jr.	—	$—
Joyce N. LaViscount	—	$—
David A.H. Lee, M.D., Ph.D.	—	$—

Potential Payments Upon Termination or Change in Control

The following tables show the potential payments upon termination or change of control to the named executive officers, as if such event(s) took place on December 31, 2008. Mr. Sweeney is not included in these tables since he does not have an employment agreement with the Company.

	Cash Separation Payment (1)	Incentive Compensation Payment (2)	Medical and Life Insurance Benefits (3)	Disability Insurance Benefits (4)	Acceleration and Continuation of Equity Awards (in the money value at 12/31/08) (5)	Value of Term Life Insurance (6)	Excise Tax Gross-up (7)
Termination for Cause, Resignation or Retirement
Mr. Holveck	$—	$—	$—	$—	$—	$—	$—
Ms. Wysenski	$—	$—	$—	$—	$—	$—	$—
Dr. Gergel	$—	$—	$—	$—	$—	$—	$—
Ms. Manogue	$—	$—	$—	$—	$—	$—	$—
Ms. LaViscount	$—	$—	$—	$—	$—	$—	$—
Dr. Lee	$—	$—	$—	$—	$—	$—	$—

Death
Mr. Holveck	$—	$—	$—	$—	$1,470,046	$—	$—
Ms. Wysenski	$—	$—	$—	$—	$213,808	$—	$—
Dr. Gergel	$—	$—	$—	$—	$43,000	$1,000,000	$—
Ms. Manogue	$—	$—	$—	$—	$233,086	$1,000,000	$—
Ms. LaViscount	$—	$—	$—	$—	$90,251	$1,000,000	$—
Dr. Lee	$—	$—	$—	$—	$86,590	$1,000,000	$—

Disability
Mr. Holveck	$—	$—	$—	$1,312,000	$—	$—	$—
Ms. Wysenski	$—	$—	$—	$648,000	$—	$—	$—
Dr. Gergel	$—	$—	$—	$862,000	$—	$—	$—
Ms. Manogue	$—	$—	$—	$492,000	$—	$—	$—
Ms. LaViscount	$—	$—	$—	$303,250	$—	$—	$—
Dr. Lee	$—	$—	$—	$142,728	$—	$—	$—

Change of Control (COC)
Mr. Holveck	$—	$—	$—	$—	$1,470,046	$—	$—
Ms. Wysenski	$—	$—	$—	$—	$213,808	$—	$—
Dr. Gergel	$—	$—	$—	$—	$43,000	$—	$—
Ms. Manogue	$—	$—	$—	$—	$223,086	$—	$—
Ms. LaViscount	$—	$—	$—	$—	$90,251	$—	$—
Dr. Lee	$—	$—	$—	$—	$86,590	$—	$—

Termination Without Cause (TWOC) or Quit for Good Reason (QFGR)
Mr. Holveck	$1,600,000	$1,280,000	$27,813	$—	$—	$—	$—
Ms. Wysenski	$936,000	$514,800	$39,138	$—	$—	$—	$—
Dr. Gergel	$1,150,000	$632,500	$39,138	$—	$—	$—	$—
Ms. Manogue	$780,000	$390,000	$38,013	$—	$—	$—	$—
Ms. LaViscount	$591,250	$177,375	$39,138	$—	$—	$—	$—
Dr. Lee	$430,728	$215,364	$27,813	$—	$—	$—	$—

	Cash Separation Payment (1)	Incentive Compensation Payment (2)	Medical and Life Insurance Benefits (3)	Disability Insurance Benefits (4)	Acceleration and Continuation of Equity Awards (in the money value at 12/31/08) (5)	Value of Term Life Insurance (6)	Excise Tax Gross-up (7)
TWOC or QFGR Within 24 Months After COC
Mr. Holveck	$1,600,000	$1,280,000	$27,813	$—	$—	$—	$1,038,255
Ms. Wysenski	$936,000	$514,800	$39,138	$—	$—	$—	$—
Dr. Gergel	$1,150,000	$632,500	$39,138	$—	$—	$—	$—
Ms. Manogue	$780,000	$390,000	$38,013	$—	$—	$—	$—
Ms. LaViscount	$591,250	$177,375	$39,138	$—	$—	$—	$279,555
Dr. Lee	$430,728	$215,364	$27,813	$—	$—	$—	$—

(1)	Cash Separation Payment is equal to two times the named executive officer’s base salary, payable in lump sum.
(2)	If any of the above named executive officers are terminated without cause or quit for good reason, the incentive compensation payment is equal to two times the named executive officer’s target incentive compensation. If any of the above named executive officers, with the exception of Mr. Holveck and Dr. Gergel, are terminated without cause or quits for good reason within 24 months after a change of control, the incentive compensation payment is calculated as two times the greater of the target incentive compensation for the respective fiscal year or the prior year’s incentive compensation. If Mr. Holveck or Dr. Gergel is terminated without cause or quits for good reason within 24 months after a change of control, the incentive compensation payment is calculated as two times the target incentive compensation.
(3)	Medical and life insurance payments are paid for a period of 24 months.
(4)	Under the Endo Pharmaceuticals Holdings Inc 2000, 2004 and 2007 Stock Incentive Plans, on disability all outstanding options, stock appreciation rights and all other outstanding awards granted to a participant will continue to vest in accordance with the terms of the applicable agreements. The participant shall be entitled to exercise each such option or stock appreciation right and to make any payment, give any notice or to satisfy other condition under each such other award, in each case, for a period of one (1) year from and including the later of (i) date such entire award becomes vested or exercisable and (ii) the date of termination of employment or retirement, and thereafter such awards or parts thereof shall be canceled. Notwithstanding the foregoing, the Compensation Committee of the Board of Directors may in its sole discretion provide for a longer or shorter period for exercise of an option or stock appreciation right or may permit a participant to continue vesting under an option, stock appreciation right or restricted stock award or to make any payment, give any notice or to satisfy other condition under any other award. The disability insurance benefits are the excess of 24 months base salary over the disability insurance.
(5)	Upon termination without cause or quitting for good reason, as defined in the Stock Incentive Plans, the portions of outstanding exercisable options granted to participants shall remain exercisable for a period of one year from termination of employment and shall terminate thereafter. Upon change of control, awards not previously exercisable and vested will become fully exercisable and vested.
(6)	Our named executive officers, except Ms. Wysenski and Mr. Holveck, are covered by term life insurance policies, the premiums for which are reimbursed by the Company. The premiums for these term life insurance policies are listed above in the “All Other Compensation” table. The amounts included above represent the death benefits that would be received from the insurance provider under these life insurance policies.
(7)	Under the terms of each named executive officer’s employment agreement, should any of the named executive officers become entitled to the change of control payments detailed above, the Company will pay to the named executive officer, an additional amount (the “Gross-Up Payment”) such that the net amount retained by the named executive officer, after deduction of any excise tax on excess parachute payments under section 4999 of the Internal Revenue Code (“Excise Tax”) on the total payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, and after taking into account the phase out of itemized deductions and personal exemptions attributable to the Gross-Up Payment, shall be equal to the total payments the executive would have otherwise received.

2008 Compensation of Non-Employee Directors

The following table provides information concerning the compensation of the Company’s non-employee directors for 2008. Directors who are employees of the Company receive no additional compensation for their services as directors or as members of Board committees. For a complete understanding of the table, please read the footnotes and the narrative disclosures that follow the table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($) (1)(2)	Total ($)
Roger H. Kimmel (8 years of service)	$229,000	$27,189	$143,103	$399,292
John J. Delucca (3 years of service)	$101,250	$27,189	$107,218	$235,657
Michel de Rosen(3) (2 years of service)	$35,500	$27,189	$97,138	$159,827
George P. Horner(4) (2.5 years of service)	$86,250	$27,189	$98,919	$212,358
Michael Hyatt (8 years of service)	$90,250	$27,189	$143,103	$260,542
Clive A. Meanwell, M.D., Ph.D. (6 years of service)	$50,250	$27,189	$143,103	$220,542
Joseph C. Scodari(5) (less than 1 year of service)	$33,500	$13,036	$6,533	$53,069
William F. Spengler(5) (less than 1 year of service)	$34,500	$13,036	$6,533	$54,069

(1)	The amounts shown in these columns represent the 2008 compensation expense for each director’s stock-based awards under FAS 123(R), including a portion of the value of awards made in prior years, since expense is recognized ratably over the four-year requisite service period (but disregarding forfeitures). See notes 13 and 14 to our audited financial statements included in our 2008, 2007 and 2006 Annual Reports on Form 10-K, respectively, for the assumptions we used in valuing and expensing these awards in accordance with FAS 123(R). The grant date fair value of each option and stock award granted in 2008, computed in accordance with FAS 123(R), is as follows:

Name	Grant Date	Fair Value on Grant Date of Restricted Stock	Fair Value on Grant Date of Stock Options
Roger H. Kimmel	March 12, 2008	$67,511	$67,403
John J. Delucca	March 12, 2008	$67,511	$67,403
Michel de Rosen	March 12, 2008	$67,511	$67,403
George P. Horner	March 12, 2008	$67,511	$67,403
Michael Hyatt	March 12, 2008	$67,511	$67,403
Clive A. Meanwell, M.D., Ph.D.	March 12, 2008	$67,511	$67,403
Joseph C. Scodari	June 26, 2008	$50,620	$50,771
William F. Spengler	June 26, 2008	$50,620	$50,771

(2)	The following table summarizes the number of stock options and restricted stock outstanding and exercisable at December 31, 2008, for each Director in 2008:

Name	Options Outstanding at Fiscal Year End	Options Exercisable at Fiscal Year End	Shares Outstanding at Fiscal Year End	Shares Vested at Fiscal Year End	Value at Fiscal Year End(a)
Roger H. Kimmel	45,072	27,383	3,872	1,131	$257,088
John J. Delucca	21,331	6,142	3,872	1,131	$108,662
Michel de Rosen	—	—	—	1,131	—
George F. Horner III	21,331	6,142	3,872	1,131	$100,207
Michael Hyatt	61,331	43,642	3,872	1,131	$540,063
Clive A. Meanwell, M.D., Ph.D.	46,331	28,642	3,872	1,131	$275,612
Joseph C. Scodari	5,171	—	2,118	—	$65,052
William F. Spengler	5,171	—	2,118	—	$65,052

(a)	Based upon the closing price on December 31, 2008 of $25.88. Includes all outstanding options as of December 31, 2008, for which the exercise price is equal to or less than $25.88 per share.

(3)	Mr. de Rosen did not stand for re-election in 2008.
(4)	Mr. Horner resigned from the Board of Directors effective January 1, 2009 to pursue other business opportunities.
(5)	Messrs. Scodari and Spengler were elected to the Board of Directors in June 2008 at the Company’s 2008 Annual Meeting of Stockholders.

Annual Cash Retainer Fees. For fiscal year 2008, each non-employee director who was not affiliated with the Company (a “Non-Affiliated Director”) received $7,500 cash per fiscal quarter of service. In addition, any Non-Affiliated Director who serves as the Chair of the Audit Committee receives an additional fee of $10,000 cash per year, and any Non-Affiliated Director who serves as the Chair of the Compensation Committee, the Nominating & Governance Committee or the Transactions Committee receives an additional fee of $5,000 cash per year. Also, any Non-Affiliated Director who serves as the Chair of the Board of Directors receives an additional fee of $125,000 cash per year.

Meeting Fees. For fiscal year 2008, Non-Affiliated Directors also received a fee of $2,250 cash for attending each Board meeting and $1,000 cash for attending each committee meeting on which such individual serves.

Stock-based Awards. Effective February 21, 2007, the Non-Affiliated Directors receive the stock compensation described below:

•

Each Non-Affiliated Director receives an annual stock award equal in value to $135,000, 50% of which is restricted stock units and 50% of which is options. The number of securities actually awarded to each director is calculated using the Black-Scholes valuation methodology.

•

The Compensation Committee annually reviews current market data and, if appropriate, recommends to the Board of Directors any necessary adjustment to the expected value of the annual stock award to directors.

•

All restricted stock units vest ratably over two years (50% on the first anniversary of the grant date and the remaining 50% on the second anniversary of the grant date). Stock option awards vest ratably over a four-year period (25% on each of the first four years after the date of grant).

•	The annual stock award grant date is March 12 each year (or the next business day) and the exercise price of the securities granted is the closing price on the date of grant.

On March 12, 2009, Non-Affiliated Directors each received:

•

10,384 stock options with an exercise price of $16.80 (and a per option Black-Scholes value of $6.50), which vest ratably over a four-year period (25% on each of March 12, 2010, March 12, 2011, March 12, 2012 and March 12, 2013); and

•	4,018 shares of restricted stock valued at 16.80 per share (the closing price on the day of grant), which vest ratably over two years (50% on each of March 12, 2010 and March 12, 2011).

On March 30, 2009, the date of her appointment to the Board, Nancy J. Hutson, Ph.D. received:

•

10,091 stock options with an exercise price of $17.27 (and a per option Black-Scholes value of $6.69), which vest ratably over a four-year period (25% on each of March 30, 2010, March 30, 2011, March 30, 2012 and March 30, 2013); and

•	3,908 shares of restricted stock valued at $17.27 per share (the closing price on the day of grant), which vest ratably over two years (50% on each of March 30, 2010 and March 30, 2011).

Directors Stock Election Plan; Directors Deferred Compensation Plan. Pursuant to the Endo Pharmaceuticals Directors Stock Election Plan, on December 16, 2007, Mr. Kimmel elected to receive 100% of his 2008 cash retainer fees in Endo common stock. Pursuant to the same plan, on December 27, 2007, Mr. de Rosen elected receive 50% of his 2008 cash retainer fees in Endo common stock. Accordingly, at the time that Messrs. Kimmel and de Rosen’s cash retainer fees are otherwise payable, the number of shares of Endo common stock are fixed and are reported as an acquisition of securities. For fiscal 2009, Messrs. Kimmel, Montague, Scodari and Spengler have elected to receive 100% of their 2009 cash retainer fees in Endo common stock. Additionally, effective April 1, 2009, Mr. Kimmel has elected to waive the cash retainer fee associated with his chairing the Nominating & Governance Committee.

Under the Endo Pharmaceuticals Deferred Compensation Plan, on December 16, 2007, Mr. Kimmel elected to defer receipt of all of the shares payable to him. Mr. Kimmel has also elected to defer receipt of 50% of his annual grant of RSUs, the maximum permitted under the Deferred Compensation Plan. For fiscal 2009, Messrs. Kimmel, Montague and Spengler elected to defer receipt of all shares otherwise payable to them as well as the maximum number of RSUs permitted under the Deferred Compensation Plan

Additional Arrangements. The Company pays for or provides (or reimburses directors for out-of-pocket costs incurred for) transportation, hotel, food and other incidental expenses related to attending Board and committee meetings or participating in director education programs and other director orientation or educational meetings.

OTHER INFORMATION REGARDING THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management. The following table sets forth, as of April 15, 2009, the name, address and holdings of each person, including any “group” as defined in Section 13(d)(3) of the Exchange Act, known by Endo to be the “beneficial owner” of more than 5% of common stock. Footnote (a) below provides a brief explanation of what is meant by the term “beneficial ownership.” The following table also sets forth, as of April 15, 2009, the number of shares of common stock beneficially owned by each of the Company’s then current directors and the chief executive officer, the principal financial officer and the other three most highly compensated executive officers of the Company as of April 15, 2009. The following table also sets forth, as of April 15, 2009, the number of shares of common stock beneficially owned by all then current directors and executive officers of the Company as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(a)	Percentage of Class(a)
Directors and Executive Officers:
John J. Delucca(b)	40,736	*
Nancy J. Hutson, Ph.D.(o)	13,999	*
Michael Hyatt(c)	326,486	*
Roger H. Kimmel(d)	238,713	*
Clive A. Meanwell, M.D., Ph.D.(e)	65,736	*
William P. Montague(f)	14,826	*
Joseph C. Scodari(g)	25,001	*
William F. Spengler(h)	22,115	*
Ivan P. Gergel, M.D.(i)(n)	188,136	*
David P. Holveck(j)(n)	695,669	*
Caroline B. Manogue(k)(n)	484,870	*
Edward J. Sweeney(l)(n)	37,738
Nancy J. Wysenski(m)(n)	326,722	*
All current directors and executive officers of Endo Pharmaceuticals Holdings Inc. as a group (13 persons)	2,480,747	2.1%

Other Stockholders:
Fidelity Management & Research(s)	15,563,158	13.3%
D.E. Shaw Co., L.P. et. al(r)	11,645,914	9.9%
Royce & Associates, LLC(t)	7,801,180	6.7%

*	The percentage of the class to be owned by such security holder represents less than 1%.
(a)	“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date that such person has the right to acquire within 60 days after such date.
(b)	Mr. Delucca is a director of our company. The business address for Mr. Delucca is 314 Ardmore Road, Ho-Ho-Kus, NJ 07423. Mr. Delucca’s beneficial ownership represents (i) options to purchase 31,715 shares of common stock granted under the Endo Pharmaceutical’s Holdings Inc. 2004 and 2007 Stock Incentive Plans, 11,475 of which are exercisable within 60 days, (ii) 2,262 shares of restricted stock, all of which are fully vested and (iii) 6,759 shares underlying restricted stock units, of which 1,371 shares are fully vested.

(c)	Mr. Hyatt is a director of Endo. The business address for Mr. Hyatt is c/o Irving Place Capital, 227 Park Avenue, New York, New York 10172. Mr. Hyatt’s beneficial ownership includes (i) 225,000 shares of common stock owned directly by Mr. Hyatt, (ii) 20,750 shares held in trusts for which Mr. Hyatt serves as trustee and as to which shares Mr. Hyatt holds either the sole or the shared power of disposition or the power to vote, (iii) options to purchase 71,715 shares of common stock granted under the Endo Pharmaceuticals Holdings Inc. 2000, 2005 and 2007 Stock Incentive Plans, 51,475 of which are exercisable within 60 days, (iv) 2,262 shares of restricted stock, all of which are fully vested and (v) 6,759 shares underlying restricted stock units, of which 1,371 shares are fully vested. Mr. Hyatt’s beneficial ownership excludes 25,000 shares of common stock held in a trust for the benefit of the children of Mr. Hyatt, as to which shares Mr. Hyatt has neither the power of disposition nor the power to vote.
(d)	Mr. Kimmel is the Chairman of the Board of Endo. The business address for Mr. Kimmel is c/o Rothschild, Inc., 1251 Avenue of the Americas, New York, New York 10022. Mr. Kimmel’s beneficial ownership includes (i) 165,000 shares of common stock held in trusts for which Mr. Kimmel serves as trustee and as to which shares Mr. Kimmel holds either the sole or the shared power of disposition and power to vote, (ii) options to purchase 55,456 shares of common stock granted under the Endo Pharmaceuticals Holdings Inc. 2000, 2004 and 2007 Stock Incentive Plans, 35,216 of which are exercisable within 60 days, (iii) 2,262 shares of restricted stock granted under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan, all of which are fully vested, (iv) 9,236 shares of common stock, receipt of which Mr. Kimmel has deferred under the Endo Pharmaceuticals Directors Deferred Compensation Plan and (v) 6,759 shares underlying restricted stock units, 1,371 of which are fully vested. Mr. Kimmel’s beneficial ownership excludes a total of 7,500 shares of common stock held in trusts for the benefit of Mr. Kimmel’s adult children, as to which shares Mr. Kimmel has neither the power of disposition nor the power to vote.
(e)	Dr. Meanwell is a director of Endo. The business address for Dr. Meanwell is c/o The Medicines Company, 5 Sylvan Way, Parsippany, New Jersey 07054. Dr. Meanwell’s beneficial ownership represents (i) options to purchase 56,715 shares of our common stock granted under the Endo Pharmaceuticals Holdings Inc. 2000, 2004 and 2007 Stock Incentive Plans, 36,475 of which are exercisable within 60 days, (ii) 2,262 shares of restricted stock, all of which are fully vested, and (iii) 6,759 shares underlying restricted stock units granted under the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan, of which 1,371 are fully vested.
(f)	Mr. Montague is a director of Endo. The business address for Mr. Montague is 9695 Rocky Point, Clarence, NY 14031. Mr. Montague’s beneficial ownership represents (i) options to purchase 10,384 shares of our common stock granted under the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plans, none of which are fully vested, (ii) 424 shares of common stock, receipt of which Mr. Montague has deferred under the Endo Pharmaceuticals Directors Deferred Compensation Plan and (iii) 4,018 shares of restricted stock, granted under the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan, none of which are fully vested.
(g)	Mr. Scodari is a director of Endo. The business address for Mr. Scodari is c/o Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317. Mr. Scodari’s beneficial ownership represents beneficial ownership represents (i) options to purchase 15,555 shares of our common stock granted under the Endo Pharmaceuticals Holdings Inc. 2004 and 2007 Stock Incentive Plans, none of which are exercisable within 60 days, (ii) 3,310 shares of common stock and (iii) 6,136 shares of restricted stock, granted under the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan, none of which are fully vested.
(h)	Mr. Spengler is a director of Endo. The business address for Mr. Spengler is c/o Smith & Wesson, 2100 Roosevelt Avenue, Springfield, Massachusetts 01104. Mr. Spengler’s beneficial ownership represents (i) options to purchase 15,555 shares of our common stock granted under the Endo Pharmaceuticals Holdings Inc. 2004 and 2007 Stock Incentive Plans, none of which are exercisable within 60 days (ii) 424 shares of common stock, receipt of which Mr. Spengler has deferred under the Endo Pharmaceuticals Directors Deferred Compensation Plan and (iii) 6,136 restricted stock units, granted under the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan, none of which are fully vested.

(i)	Dr. Gergel is our Executive Vice President, Research & Development. Dr. Gergel’s beneficial ownership includes (i) 172,412 shares underlying options granted under the Endo Pharmaceuticals Holdings Inc. 2004 and 2007 Stock Incentive Plan, 12,500 of which are exercisable within 60 days and (ii) 15,724 restricted stock units, granted under the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan, none of which are fully vested.
(j)	Mr. Holveck is a director of Endo and is our President and Chief Executive Officer, effective April 1, 2008 and a Director of the Company effective March 25, 2008. Mr. Holveck’s beneficial ownership includes (i) 571,445 shares underlying options granted under the Endo Pharmaceuticals Holdings Inc. 2004 and 2007 Stock Incentive Plans, 11,522 of which are exercisable within 60 days, (ii) 95,260 restricted stock units, granted under the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan, none of which are fully vested and (iii) 28,964 shares of common stock.
(k)	Ms. Manogue is our Executive Vice President, Chief Legal Officer and Secretary. Ms. Manogue’s beneficial ownership includes (i) 30,835 shares of Endo common stock, (ii) 437,654 shares underlying options granted under the Endo Pharmaceuticals Holdings Inc. 2000, 2004 and 2007 Stock Incentive Plans, 244,409 of which are exercisable within 60 days and (iii) 16,381 shares underlying restricted stock units, none of which are fully vested.
(l)	Mr. Sweeney is our Vice President, Controller and has served as our Principal Accounting Officer since August 2008. Mr. Sweeney’s beneficial ownership includes (i) 30,520 shares underlying options granted under the Endo Pharmaceuticals Holdings Inc. 2004 and 2007 Stock Incentive Plans, 10,041 of which are exercisable within 60 days and (ii) 7,218 restricted stock units 695 of which are fully vested.
(m)	Ms. Wysenski is our Chief Operating Officer. Ms. Wysenski’s beneficial ownership includes (i) 309,202 shares underlying options granted under the Endo Pharmaceuticals Holdings Inc. 2004 and 2007 Stock Incentive Plans, 70,644 of which are exercisable within 60 days and (ii) 17,520 shares underlying restricted stock units, none of which are fully vested.
(n)	The business address for this person is c/o Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317.
(o)	Dr. Hutson is a director of Endo. The business address for Dr. Hutson is c/o Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317. Dr. Hutson’s beneficial ownership represents (i) options to purchase 10,091 shares of our common stock granted under the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plans, none of which are exercisable withint 60 days and (ii) 3,908 restricted stock units, granted under the Endo Pharmaceuticals Holdings Inc. 2007 Incentive Plan.
(r)	The business address for this entity is 120 West Forty-Fifth Street, 39th Floor, Tower 45, New York, NY 10036. This ownership information is based on a written statement from the stockholder received by the Company on March 12, 2009, which claims that the shares are held for investment purposes and states that it holds the voting power and investment discretion to acquire additional shares through open market purchases or otherwise, sell, trade, engage in short selling of, hedge, or enter into any similar transactions with respect to the shares through the open market or otherwise, or engage or participate in a transaction with the purpose or effect of changing or influencing the control of the issuer. Of the total shares beneficially owned, 11,645,914 shares are beneficially owned by D.E. Shaw Valence Portfolios, L.L.C. (Valence). The 11,645,914 shares set forth above, include (a) 11,620,914 common shares and (b) the right to acquire 25,000 common shares through the exercise of listed call options.
(s)	The business address for this entity is 82 Devonshire Street, Boston, Massachusetts, 02109. This ownership information is based on a written statement from the stockholder received by the Company on March 3, 2009, which disclaims any beneficial economic interest in any of the shares, and states that it holds the voting power and/or investment discretion solely in a fiduciary capacity as an investment advisor for its clients, none of which individually owns more than 5% of the Company’s common stock. Of the total shares beneficially owned, the stockholder has voting and investment powers as follows: sole voting—106,185 shares; shared voting—0 shares; sole dispositive—15,563,158 shares; and shared dispositive—0 shares.
(t)

The business address for this entity is 1414 Avenue of the Americas, New York, New York 10019. This ownership information is based on a written statement from the stockholder received by the Company on January 27, 2009, which disclaims any beneficial economic interest in any of the shares, and states that it holds the voting power and/or investment discretion solely in a fiduciary capacity as an investment advisor for its clients, none of which individually owns more than 5% of the Company’s common stock. Of the total shares beneficially owned, the stockholder has voting and investment powers as follows: sole voting—7,801,180 shares; shared voting—0 shares; sole dispositive—7,801,180 shares; and shared dispositive—0 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and greater-than-ten-percent stockholders (collectively, “Reporting Persons”) to file an initial report of ownership (Form 3) and reports of changes of ownership (Forms 4 and 5) of Endo securities with the SEC and the NASDAQ. These persons are also required to furnish the Company with copies of all Section 16(a) reports that they file with respect to Endo securities. Based solely upon a review of Section 16(a) reports furnished to the Company for the fiscal year ended December 31, 2008 and written representations from certain Reporting Persons that no other reports were required, the Company believes that, all the Reporting Persons complied with all applicable filing requirements for the fiscal year ended December 31, 2008.

NO DISSENTERS’ RIGHTS

The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In connection with the Company’s acquisition of Algos Pharmaceutical Corporation, affiliates and designees of Kelso & Company contributed all of their shares of Endo common stock to Endo Pharma LLC. This contribution represented approximately 86% of the Endo common stock originally contributed to Endo Pharma LLC, and we believe these contributors continue to own an approximately 86% interest in Endo Pharma LLC. Endo Pharma LLC is a limited liability company that had at one point held a majority of our common stock (but that is no longer affiliated with us), and in which affiliates of Kelso & Company and certain former members of management have an interest. Endo Pharma LLC does not own any shares of Endo common stock.

Tax Sharing Agreement. On July 14, 2000, Endo Pharma LLC was formed in connection with our acquisition of Algos Pharmaceutical Corporation (Algos) to ensure that the stock options granted pursuant to the Endo Pharma LLC Stock Option Plans diluted only the Endo common stock held by persons and entities that held such shares prior to our merger with Algos. Endo Pharma LLC is a limited liability company that is no longer affiliated with the Company but had historically held significant portions of our common stock, in which affiliates of Kelso & Company and certain former members of management have an interest. Upon the exercise of these stock options, only currently outstanding shares of our common stock held by Endo Pharma LLC were delivered. Because Endo Pharma LLC, and not us, had provided the shares upon the exercise of these options, we entered into a tax sharing agreement (as amended) with Endo Pharma LLC under which we were required to pay to Endo Pharma LLC the amount of the tax benefits usable by us as a result of the exercise of these stock options into shares of our common stock held by Endo Pharma LLC. As of December 31, 2008, all 36 million of these stock options had been exercised into shares of our common stock held by Endo Pharma LLC.

During the year ended December 31, 2007, the final 75,259 shares underlying stock options granted under the Endo Pharma LLC stock option plans were exercised. We were obligated, under our amended tax sharing agreement, to pay to Endo Pharma LLC an additional tax benefit amount of approximately $0.7 million. The estimated tax benefit amount attributable to these exercises and any additional tax benefits attributable to the exercise of stock options granted under the Endo Pharma LLC stock option plans in 2007 were paid during the twelve months ended December 31, 2008. This represents the final tax sharing payment due to Endo Pharma LLC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other matters to be presented for stockholder action at the Annual Meeting. However, other matters may properly come before the Annual Meeting or any adjournment or postponement thereof. If any other matter is properly brought before the Annual Meeting for action by the stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors.

ANNUAL REPORT/ FORM 10-K

The Company’s 2008 Annual Report to its stockholders is being mailed to all stockholders concurrently with this Proxy Statement. Copies of the Company’s Form 10-K as filed with the SEC and any amendments thereto may be obtained without charge by writing to Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, PA 19317, Attention: Secretary.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

The Company’s By-laws require that, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof, along with other specified material, in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice to the Secretary must be received at the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting. Accordingly, to make a proposal for consideration at our 2010 annual meeting that is “timely” within the meaning of the Company’s By-laws, a stockholder must make certain notice of such proposal is received by the Secretary of the Company no earlier than February 26, 2010 and no later than March 28, 2010. If the Company does not receive such notice between such dates, the notice will be considered untimely. For any other meeting of stockholders, the items of business must be received by the tenth day following the date of public announcement of the date of the meeting. Any stockholder who wishes to make a proposal should obtain a copy of the relevant section of the By-laws from the Secretary of the Company. Any proposal (other than a proposal pursuant to Rule 14a-8) that is received after the times specified above for proposed items of business will be considered untimely under Rule 14a-4(c) under the Exchange Act, and the persons named in the proxy for the meeting may exercise their discretionary voting power with respect to such proposal, including voting against such proposal.

In addition, the Company’s By-laws require that any stockholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within the time period and comply with the information requirements specified in Section 10 of Article II of the By-laws relating to stockholder nominations and the procedures set out in this Proxy Statement under the heading “Committees of the Board of Directors and Related Reports—Nominating Committee.” To be timely, a stockholder’s notice to the Secretary must be received at the principal executive offices of the Corporation (a) in the case of the annual meeting not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting is first made, whichever first occurs. Accordingly, to submit a nomination to the Board for consideration at our 2010 annual meeting that is “timely” within the meaning of the Company’s By-laws, a stockholder must make certain notice of such nomination is received by the Secretary of the Company no earlier than February 26, 2010 and no later than March 28, 2010. If the Company does not receive such notice of nomination between such dates, the notice will be considered untimely. Any stockholder who wishes to make a nomination should obtain a copy of the relevant section of the By-laws from the Secretary of the Company.

Proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the 2010 annual meeting must be received by us at our principal executive offices addressed to the Secretary of the Company no later than December 29, 2009 in order to be considered timely for inclusion in the 2010 proxy statement.

All proposals should be addressed to the Secretary, Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, PA 19317.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 27, 2009

The proxy statement, annual report to security holders and related materials are available at http://phx.corporate-ir.net/phoenix.zhtml?c=123046&p=irol-reportsannual

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

By order of the Board of Directors,

CAROLINE B. MANOGUE

Secretary

Chadds Ford, Pennsylvania

April 29, 2009

Exhibit A

AMENDMENT NO. 1 TO THE

ENDO PHARMACEUTICALS HOLDINGS INC.

2007 STOCK INCENTIVE PLAN

THIS AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN (this “Amendment”) is made as of April 28, 2009.

WHEREAS, the Board of Directors (the “Board”) of Endo Pharmaceuticals Holdings Inc. (the “Company”) wishes to amend the 2007 Stock Incentive Plan (the “Plan”) as set forth below to add new performance goals to which a Performance Award may relate; and

WHEREAS, Section 16 of the Plan permits the Board to amend the Plan, subject to the requisite stockholder approval if and to the extent such approval is appropriate or necessary for purposes of satisfying Sections 162(m) or 422 of the Internal Revenue Code or other applicable law.

NOW, THEREFORE, the Plan is hereby amended as follows, subject to the approval of the Company stockholders at the next Annual Meeting of Stockholders:

1.	Section 6(f)(ii)(b) of the Plan is hereby amended such that additional business criteria are added to the list of business criteria upon which performance goals may be based in respect of Performance Awards granted under the Plan and clause (b) shall be renumbered accordingly, such that Section 6(f)(ii)(b) shall read as follows:

(b) the performance goal(s) to which the Performance Award relates shall be based on one or more of the following business criteria applied to the Participant and/or a business unit or the Company and/or a Subsidiary: (1) total shareholder return; (2) return on total stockholder equity; (3) earnings per share of Company Stock; (4) net income (before or after taxes); (5) net sales; (6) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”); (7) inventory goals; (8) return on assets; (9) market share; (10) cost reduction goals; (11) earnings from continuing operations; levels of expense, cost or liability; (12) business development goals (including without limitation regulatory submissions, product launches and other business development-related opportunities); (13) customer satisfaction goals; (14) employee satisfaction goals; (15) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures, (16) entry into new markets (either geographically or by business unit); (17) meeting specified market penetration or value added goals; (18) development of new technologies (including patent application or issuance goals); (19) any combination of, or a specified increase or decrease of one or more of the foregoing over a specified period; and (20) such other criteria as the stockholders of the Company may approve; in each case as applicable, as determined in accordance with generally accepted accounting principles;

2.	This Amendment shall be governed by, interpreted under and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

3.	Except as modified by this Amendment, the Plan is hereby confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date and the year first written above.

ENDO PHARMACEUTICALS HOLDINGS INC.

/S/ ROGER H. KIMMEL
By: Roger H. Kimmel
Title: Chairman of the Board

Exhibit B

ENDO PHARMACEUTICALS HOLDINGS INC.

AMENDED AND RESTATED

2007 STOCK INCENTIVE PLAN

1.	Establishment and Purpose.

The purpose of the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan (the “Plan”) is to promote the interests of the Company and the stockholders of the Company by providing directors, officers, employees and consultants of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling long-term corporate objectives.

2.	Administration of the Plan.

The Plan shall be administered by a Committee appointed by the Board of Directors. The Committee shall have the authority, in its sole discretion, subject to and not inconsistent with the express terms and provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted (including whether an Option granted is an Incentive Stock Option or a Nonqualified Stock Option); to determine the number of shares of stock to which an Award may relate and the terms, conditions, restrictions and performance criteria, if any, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered; to make adjustments in the performance goals that may be required for any award in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, in its absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option, and (b) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, or other Award or otherwise adjust any of the terms applicable to any such Award. Notwithstanding the foregoing, and subject to Sections 4(c) and 4 (d), neither the Board of Directors, the Committee nor their respective delegates shall have the authority to reprice (or cancel and/or regrant) any Option, Stock Appreciation Right or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders.

Subject to Section 162(m) of the Code and except as required by Rule 16b-3 with respect to grants of Awards to individuals who are subject to Section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees.

Subject to Section 162(m) of the Code and Section 16 of the Exchange Act, to the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purpose of the Plan, the Committee may, without amending this Plan, establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in the Plan, and grant Awards to such Participants in accordance with those rules.

All decisions, determinations and interpretations of the Committee or the Board of Directors shall be final and binding on all persons with any interest in an Award, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant). No member of the Committee or the Board of Directors shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award.

3.	Definitions.

(a) “Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award.

(b) “Annual Incentive Award” shall mean an Award described in Section 6(g) hereof that is based upon a period of one year or less.

(c) “Award” shall mean any Option, Restricted Stock, Stock Bonus award, Stock Appreciation Right, Performance Award, Other Stock-Based Award or Other Cash-Based Award granted pursuant to the terms of the Plan.

(d) “Board of Directors” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean a termination of a Participant’s employment by the Company or any of its Subsidiaries due to (i) the continued failure, after written notice, by such Participant substantially to perform his or her duties with the Company or any of its Subsidiaries (other than any such failure resulting from incapacity due to reasonably documented physical illness or injury or mental illness), (ii) the engagement by such Participant in serious misconduct that causes, or in the good faith judgment of the Board of Directors may cause, harm (financial or otherwise) to the Company or any of its Subsidiaries including, without limitation, (A) the disclosure of material secret or confidential information of the Company or any of its Subsidiaries (B) the potential debarment of the Company or any of its Subsidiaries by the U.S. Food and Drug Administration or any successor agency (the “FDA”), or (C) the possibility that the registration of the Company or any of its Subsidiaries with the U.S. Drug Enforcement Administration or any successor agency (the “DEA”) could be revoked or an application with the DEA could be denied, (iii) the potential debarment of such Participant by the FDA, or (iv) the material breach by the Participant of any agreement between such Participant, on the one hand, and the Company, on the other hand.

(f) A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 25% or more of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a Change in Control shall not result from the transfer of the Company’s then outstanding securities to current members or future direct or indirect members of Endo Pharma LLC.

Notwithstanding the foregoing, with respect to any Award that constitutes a deferral of compensation subject to Section 409A of the Code, the above definition of Change in Control shall not apply, and instead “Change in Control” shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code and regulations thereunder.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder. References in the Plan to specific sections of the Code shall be deemed to include any successor provisions thereto.

(h) “Committee” shall mean, at the discretion of the Board of Directors, a Committee of the Board of Directors, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board of Directors, is an “outside director” within the meaning of Section 162(m) of the Code and a “nonemployee director” within the meaning of Rule 16b-3.

(i) “Company” shall mean Endo Pharmaceuticals Holdings Inc., a Delaware corporation, and, where appropriate, each of its Subsidiaries.

(j) “Company Stock” shall mean the common stock of the Company, par value $.01 per share.

(k) “Disability” shall mean permanent disability as determined pursuant to the Company’s long-term disability plan or policy, in effect at the time of such disability.

(l) “Effective Date” shall mean the date as of which this Plan is adopted by the Board of Directors.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(n) The “Fair Market Value” of a share of Company Stock, as of a date of determination, shall mean (1) the closing sales price per share of Company Stock on the national securities exchange on which such stock is principally traded on the date of the grant of such Award, or (2) if the shares of Company Stock are not listed or admitted to trading on any such exchange, the closing price as reported by the Nasdaq Stock Market for the last preceding date on which there was a sale of such stock on such exchange, or (3) if the shares of Company Stock are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith upon the advice of a qualified valuation expert. In no event shall the fair market value of any share of Company Stock, the Option exercise price of any Option, the appreciation base per share of Company Stock under any Stock Appreciation Right, or the amount payable per share of Company Stock under any other Award, be less than the par value per share of Company Stock.

(o) “Full Value Award” means any Award, other than an Option, which Award is settled in Stock.

(p) “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

(q) “Long Term Incentive Award” shall mean an Award described in Section 6(g) hereof that is based upon a period in excess of one year.

(r) “Nonemployee Director” shall mean a member of the Board of Directors who is not an employee of the Company.

(s) “Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(t) “Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 6(b).

(u) “Other Cash-Based Award” shall mean a right or other interest granted to a Participant other than Other Stock-Based Award pursuant to Section 6(g) hereof.

(v) “Other Stock-Based Award” shall mean a right or other interest granted to a Participant, valued in whole or in part by reference to, or otherwise based on, or related to, Company Stock pursuant to Section 6(g) hereof, including but not limited to (i) unrestricted Company Stock awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan, and (ii) a right granted to a Participant to acquire Company Stock from the Company containing terms and conditions prescribed by the Committee.

(w) “Participant” shall mean an employee, consultant or director of the Company to whom an Award is granted pursuant to the Plan, and, upon the death of the employee, consultant or director, his or her successors, heirs, executors and administrators, as the case may be.

(x) “Performance Award” shall mean an Award granted to a Participant pursuant to Section 6(f) hereof.

(y) “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, except that such term shall not include (1) the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(z) “Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 6(e) hereof.

(aa) “Retirement” shall mean, in the case of employees, the termination of employment with the Company (other than for Cause) during or after the calendar year in which a Participant has or will reach (i) age 55 with ten years of service with the Company, or (ii) age 60 with five years of service with the Company. “Retirement” shall mean, in the case of directors, the termination of service with the Company (other than for Cause) during or after the calendar year in which a Participant has or will reach age 75 with five years of service with the Company.

(bb) “Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(cc) “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(dd) “Stock Appreciation Right” shall mean the right, granted to a Participant under Section 6(d), to be paid an amount measured by the appreciation in the Fair Market Value of a share of Company Stock from the date of grant to the date of exercise of the right, with payment to be made in cash and/or a share of Company Stock, as specified in the Award or determined by the Committee.

(ee) “Stock Bonus” shall mean a bonus payable in shares of Company Stock granted pursuant to Section 6(e) hereof.

(ff) “Subsidiary” shall mean a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

4.	Stock Subject to the Plan.

(a)	Shares Available for Awards.

The maximum number of shares of Company Stock reserved for issuance under the Plan shall be seven million (7,000,000) shares (subject to adjustment as provided herein). Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

(b)	Individual Limitation.

To the extent required by Section 162(m) of the Code, the total number of shares of Company Stock subject to Awards awarded to any one Participant during any tax year of the Company, shall not exceed seven hundred and fifty thousand (750,000) shares (subject to adjustment as provided herein).

(c)	Adjustment for Change in Capitalization.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Company Stock, or other property), recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, makes an adjustment appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (1) the number and kind of shares of Company Stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of Company Stock, securities or other property issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any Award, and (4) the maximum number of shares subject to Awards which may be awarded to any employee during any tax year of the Company; provided that, with respect to Incentive Stock Options, any such adjustment shall be made in accordance with Section 424 of the Code; and provided further that, no such adjustment shall cause any Award hereunder which is or could be subject to Section 409A of the Code to fail to comply with the requirements of such section.

(d)	Adjustment for Change or Exchange of Shares for Other Consideration.

In the event the outstanding shares of Company Stock shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a re-capitalization, reclassification, merger, consolidation, combination or similar transaction (“Transaction”), then, unless otherwise determined by the Committee, (1) each Option shall thereafter become exercisable (in accordance with the applicable vesting schedule) for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the shares of Company Stock subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such transaction, provided that, if the kind or amount of capital stock or cash, securities or other property received in such transaction is not the same for each outstanding share, then the kind or amount of capital stock or cash, securities or other property for which the Option shall thereafter become exercisable shall be the kind and amount so receivable per share by a plurality of the shares of Company Stock, and provided further that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option, and (2) each Award that is not an Option and that is not automatically changed in connection with the Transaction shall represent an Award with respect to the number and/or kind of shares of capital stock, and/or the amount of cash, securities or other property so distributed, into which the number of shares of Company Stock covered by the Award would have been changed or exchanged had they been held by a stockholder.

(e)	Reuse of Shares.

If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Participant, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Company Stock as to which the Award is exercised and such number of shares shall no longer be available for Awards under the Plan.

5.	Eligibility.

The persons who shall be eligible to receive Awards pursuant to the Plan shall be to individuals the Committee shall select from time to time, who are employees (including officers of the Company and its Subsidiary, whether or not they are directors of the Company or its Subsidiary), Nonemployee Directors, and consultants of the Company and its Subsidiaries as the Committee shall select from time to time; provided, that Incentive Stock Options shall be granted only to employees (including officers and directors who are also employees) of the Company or its Subsidiary.

6.	Awards Under the Plan.

(a)	Agreement.

The Committee may grant Awards in such amounts and with such terms and conditions as the Committee shall determine in its sole discretion, subject to the terms and provisions of the Plan. Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement as the Committee may in its sole discretion deem necessary or desirable and unless the Committee determines otherwise, such Agreement must be signed, acknowledged and returned by the Participant to the Company. Unless the Committee determines otherwise, any failure by the Participant to sign and return the Agreement within such period of time following the granting of the Award as the Committee shall prescribe shall cause such Award to the Participant to be null and void. By accepting an Award or other benefits under the Plan (including participation in the Plan), each Participant, shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, all provisions of the Plan and the Agreement.

(b)	Stock Options.

(i) Grant of Stock Options. The Committee may grant Options under the Plan to purchase shares of Company Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. The exercise price of the share purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price be less than the Fair Market Value per share on the grant date of such Option. The date as of which the Committee adopts a resolution granting an Option shall be considered the day on which such Option is granted, unless such resolution specifies a later date.

(ii) Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option and shall state the number of shares of Company Stock to which the Option (and/or each type of Option) relates.

(c)	Special Requirements for Incentive Stock Options.

(i) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(ii) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(d)	Stock Appreciation Rights.

(i) The Committee may grant a related Stock Appreciation Right in connection with all or any part of an Option granted under the Plan, either at the time such Option is granted or at any time thereafter prior to the exercise, termination or cancellation of such Option, and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, consistent with the terms and provisions of the Plan, provided, however, that in no event shall the appreciation base of the shares of Company Stock subject to the Stock Appreciation Right be less than the Fair Market Value per share on the grant date of such Stock Appreciation Right. The holder of a related Stock Appreciation Right shall, subject to the terms and conditions of the Plan and the applicable Agreement, have the right by exercise thereof to surrender to the Company for cancellation all or a portion of such related Stock Appreciation Right, but only to the extent that the related Option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate Fair Market Value of the shares of Company Stock subject to the related Stock Appreciation Right or portion thereof surrendered (determined as of the exercise date), over (ii) the aggregate appreciation base of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered. Upon any exercise of a related Stock Appreciation Right or any portion thereof, the number of shares of Company Stock subject to the related Option shall be reduced by the number of shares of Company Stock in respect of which such Stock Appreciation Right shall have been exercised.

(ii) The Committee may grant unrelated Stock Appreciation Rights in such amount and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan, provided, however, that in no event shall the appreciation base of the shares of Company Stock subject to the Stock Appreciation Right be less than the Fair Market Value per share on the grant date of such Stock Appreciation Right. The holder of an unrelated Stock Appreciation Right shall, subject to the terms and conditions of the Plan and the applicable Agreement, have the right to surrender to the Company for cancellation all or a portion of such Stock Appreciation Right, but only to the extent that such Stock Appreciation Right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate Fair Market Value of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered (determined as of the exercise date), over (ii) the aggregate appreciation base of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered.

(iii) The grant or exercisability of any Stock Appreciation Right shall be subject to such conditions as the Committee, in its sole discretion, shall determine.

(e)	Restricted Stock and Stock Bonus.

(i) The Committee may grant Restricted Stock awards, alone or in tandem with other Awards under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Agreements. The vesting of a Restricted Stock award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

(ii) Notwithstanding the foregoing, if the vesting condition for any Full Value Award (including Award of Restricted Stock), excluding any Full Value Award made to a Grantee upon commencement of his employment or any Full Value Award made to a non-employee director, relates exclusively to the passage of time and continued employment, such time period shall not be less than 36 months, with thirty-three and one-third percent (33 1/3%) of the Award vesting every 12 months from the date of the Award, subject to Sections 7 and 8. If the vesting condition for any Full Value Award (including Award of Restricted Stock), excluding any Full Value Award made to a Grantee upon commencement of his employment or any Full Value Award made to a non-employee director, relates to the attainment of specified Performance Goals, such Full Value Award shall vest over a performance period of not less than one (1) year, subject to Sections 7 and 8.

(iii) Each Agreement with respect to a Restricted Stock award shall set forth the amount (if any) to be paid by the Participant with respect to such Award and when and under what circumstances such payment is required to be made.

(iv) The Committee may, upon such terms and conditions as the Committee determines in its sole discretion, provide that a certificate or certificates representing the shares underlying a Restricted Stock award shall be registered in the Participant’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited. Except as provided in the applicable Agreement, no shares underlying a Restricted Stock award may be assigned, transferred, or otherwise encumbered or disposed of by the Participant until such shares have vested in accordance with the terms of such Award.

(v) If and to the extent that the applicable Agreement may so provide, a Participant shall have the right to vote and receive dividends on the shares underlying a Restricted Stock award granted under the Plan. Unless otherwise provided in the applicable Agreement, any stock received as a dividend on or in connection with a stock split of the shares underlying a Restricted Stock award shall be subject to the same restrictions as the shares underlying such Restricted Stock award.

(vi) The Committee may grant Stock Bonus awards, alone or in tandem with other Awards under the Plan, subject to such terms and conditions as the Committee shall determine in its sole discretion and as may be evidenced by the applicable Agreement.

(f)	Performance Awards.

(i) The Committee may grant Performance Awards, alone or in tandem with other Awards under the Plan, to acquire shares of Company Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. To the extent necessary to satisfy the short-term deferral exception to Section 409A of the Code, unless the Committee shall determine otherwise, the Performance Awards shall provide that payment shall be made within 2 1/2 months after the end of the year in which the Participant has a legally binding vested right to such award.

In the event that the Committee grants a Performance Award (other than Nonqualified Stock Option or Incentive Stock Option) that is intended to constitute qualified performance-based compensation within the meaning Section 162(m) of the Code, the following rules shall apply (as such rules may be modified by the Committee to conform with Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions thereto): (a) payments under the Performance Award shall be made solely on account of the attainment of one or more objective performance goals established in writing by the Committee not later than 90 days after the commencement of the period of service to which the Performance Award relates (or one-third of such period of service, if the period of service is less than 90 days); (b) the performance goal(s) to which the Performance Award relates shall be based on one or more of the following business criteria applied to the Participant and/or a business unit or the Company and/or a Subsidiary: (1) total shareholder return; (2) return on total stockholder equity; (3) earnings per share of Company Stock; (4) net income (before or after taxes); (5) net sales; (6) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”); (7) inventory goals; (8) return on assets; (9) market share; (10) cost reduction goals; (11) earnings from continuing operations; levels of expense, cost or liability; (12) business development goals (including without limitation regulatory submissions, product launches and other business development-related opportunities); (13) customer satisfaction goals; (14) employee satisfaction goals; (15) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures, (16) entry into new markets (either geographically or by business unit); (17) meeting specified market penetration or value added goals; (18) development of new technologies (including patent application or issuance goals); (19) any combination of, or a specified increase or decrease of one or more of the foregoing over a specified period; and (20) such other criteria as the stockholders of the Company may approve; in each case as applicable, as determined in accordance with generally accepted accounting principles; and (c) once granted, the Committee may not have discretion to increase the amount payable under such stock award, provided, however, that whether or not a Performance Award is intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Code, the Committee shall have the authority to make appropriate adjustments in performance goals under an Award to reflect the impact of extraordinary items not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. The Committee shall, prior to making payment under any award under this Section 6(f), certify in writing that all applicable performance goals have been attained.

(g)	Other Stock-or Cash-Based Awards

(i) The Committee is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. To the extent necessary to satisfy the short-term deferral exception to Section 409A of the Code, unless the Committee shall determine otherwise, the awards shall provide that payment shall be made within 2 1/2 months after the end of the year in which the Participant has a legally binding vested right to such award. With respect to Other Cash-Based Awards intended to qualify as performance based compensation under Section 162(m) of the Code, (i) the maximum value of the aggregate payment that any Participant may receive with respect to any such Other Cash-Based Award that is an Annual Incentive Award is $3,000,000 and, (ii) the maximum value of the aggregate payment that any Participant may receive with respect to any such Other Cash-Based Award that is a Long Term Incentive Award is the amount set forth in clause (i) above multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. Payments earned hereunder may be decreased or, with respect to any Participants who is not a “covered employees” as defined in Section 162(m)(3) of the Code, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment shall be made to a “covered employees” as defined in Section 162(m)(3) of the Code prior to the certification by the Committee that the performance goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(h)	Exercisability of Awards; Cancellation of Awards in Certain Cases.

(i) Except as hereinafter provided, each Agreement with respect to an Option or Stock Appreciation Right shall set forth the period during which and the conditions subject to which the Option or Stock Appreciation Right evidenced thereby shall be exercisable, and each Agreement with respect to a Restricted Stock award, Stock Bonus award, Performance Award or other applicable award shall set forth the period after which and the conditions subject to which the shares underlying such Award shall vest or be deliverable, all such periods and conditions to be determined by the Committee in its sole discretion.

(ii) Except as provided in Section 7(d) hereof, no Option or Stock Appreciation Right may be exercised and no shares of Company Stock underlying any other Award under the Plan may vest or become deliverable more than ten (10) years after the date of grant (the “Stated Expiration Date”).

(iii) Except as provided in Section 7 hereof, no Option or Stock Appreciation Right may be exercised and no shares of Common Stock underlying any other Award under the Plan may vest or become deliverable unless the Participant is at such time in the employ (for Participants who are employees) or service (for Participants who are Nonemployee Directors or consultants) of the Company or a Subsidiary (or a company, or a parent or subsidiary company of such company, issuing or assuming the relevant right or award in a Transaction) and has remained continuously so employed or in service since the relevant date of grant of the Award.

(iv) An Option or Stock Appreciation Right shall be exercisable by the filing of a written notice of exercise or a notice of exercise in such other manner with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 6(i) hereof.

(v) Unless the applicable Agreement provides otherwise, in the case of an Option or Stock Appreciation Right, at any time after the Company’s receipt of written notice of exercise of an Option or Stock Appreciation Right and prior to the Option or Stock Appreciation Right exercise date (as defined in subsection 5), and in the case of a stock award or Performance Award, at any time within the six (6) business days immediately preceding the otherwise applicable date on which the previously Restricted Stock, stock award or Performance Award would otherwise have become unconditionally vested or the shares subject thereto unconditionally deliverable, the Committee, in its sole discretion, shall have the right, by written notice to the Participant, to cancel such Award or any part thereof if the Committee, in its sole judgment, determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Company Stock from, and/or the Participant’s sale of Company Stock to, the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel all or any part of an Award, the Company shall pay to the Participant an amount equal to the excess of (i) the aggregate Fair Market Value of the shares of Company Stock subject to the Award or part thereof canceled (determined as of the Option or Stock Appreciation Right exercise date, or the date that shares would have been unconditionally vested or delivered in the case of Restricted Stock, Stock Bonus or Performance Award), over (ii) the aggregate Option exercise price or appreciation base of the Stock Appreciation Right or part thereof canceled (in the case of an Option or Stock Appreciation Right) or any amount payable as a condition of delivery of shares (in the case of Restricted Stock, Stock Bonus or Performance Award). Such amount shall be delivered to the Participant as soon as practicable after such Award or part thereof is canceled.

(vi) Unless the applicable Agreement provides otherwise, the “Option exercise date” and the “Stock Appreciation Right exercise date” shall be the date that the written notice of exercise, together with payment, are received by the Company.

(i)	Payment of Award Price.

(i) Unless the applicable Agreement provides otherwise or the Committee in its sole discretion otherwise determines, any written notice of exercise of an Option or Stock Appreciation Right must be accompanied by payment of the full Option or Stock Appreciation Right exercise price. If Section 6(h)(v) applies, and the six (6) business day delay for the Option exercise date or Stock Appreciation Right exercise date is applied, the Participant shall have no right to pay the Option or Stock Appreciation Right exercise price or to receive Company Stock with respect to the Option or Stock Appreciation Right exercise prior to the lapse of such six (6) business days.

(ii) Payment of the Option exercise price and of any other payment required by the Agreement to be made pursuant to any other Award shall be made in any combination of the following: (a) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee), (b) with the consent of the Committee in its sole discretion, by personal check (subject to collection) which may in the Committee’s discretion be deemed conditional, (c) unless otherwise provided in the applicable Agreement, and as permitted by the Committee, by delivery of previously-acquired shares of Common Stock owned by the Participant having a Fair Market Value (determined as of the Option exercise date, in the case of Options, or other relevant payment date as determined by the

Committee, in the case of other Awards) equal to the portion of the exercise price being paid thereby; and/or (d) unless otherwise provided in applicable agreement, and as permitted by the Committee, on a net-settlement basis with the Company withholding the amount of Common Stock sufficient to cover the exercise price and tax withholding obligation. Payment in accordance with clause (a) of this Section 6(i)(ii) may be deemed to be satisfied, if and to the extent that the applicable Agreement so provides or the Committee permits, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Company Stock to be acquired pursuant to the Award to pay for all of the Company Stock to be acquired pursuant to the Award and an authorization to the broker or selling agent to pay that amount to the Company and to effect such sale at the time of exercise or other delivery of shares of Company Stock.

7.	Termination of Employment.

(a) Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, upon termination of a Participant’s employment or service with the Company and its Subsidiaries by the Company or its Subsidiary for Cause (or in the case of a Nonemployee Director upon such Nonemployee Director’s failure to be renominated as Nonemployee Director of the Company), the portions of outstanding Options and Stock Appreciation Rights granted to such Participant that are exercisable as of the date of such termination of employment or service shall remain exercisable, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof that is vested as of the date of such termination of employment or service, may be given, for a period of thirty (30) days from and including the date of termination of employment or service (and shall thereafter terminate). All portions of outstanding Options or Stock Appreciation Rights granted to such Participant which are not exercisable as of the date of such termination of employment or service, and any other outstanding Award which is not vested as of the date of such termination of employment or service shall terminate upon the date of such termination of employment or service.

(b) Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, upon termination of the Participant’s employment or service with the Company and its Subsidiaries for any reason other than as described in subsection (a), (c), (d) or (e) hereof, the portions of outstanding Options and Stock Appreciation Rights granted to such Participant that are exercisable as of the date of such termination of employment or service shall remain exercisable for a period of ninety (90) days (and shall terminate thereafter), and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of termination of employment or service may be given, for a period of ninety (90) days from and including the date of termination of employment or service (and shall terminate thereafter). All additional portions of outstanding Options or Stock Appreciation Rights granted to such Participant which are not exercisable as of the date of such termination of employment or service, and any other outstanding Award which is not vested as of the date of such termination of employment or service shall terminate upon the date of such termination of employment or service.

(c) Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, if the Participant voluntarily Retires with the consent of the Company or the Participant’s employment or service terminates due to Disability, all outstanding Options, Stock Appreciation Rights and all other outstanding Awards granted to such Participant shall continue to vest in accordance with the terms of the applicable Agreements. The Participant shall be entitled to exercise each such Option or Stock Appreciation Right and to make any payment, give any notice or to satisfy other condition under each such other Award, in each case, for a period of one (1) year from and including the later of (i) date such entire Award becomes vested or exercisable in accordance with the terms of such Award and (ii) the date of termination of employment or Retirement, and thereafter such Awards or parts thereof shall be canceled. Notwithstanding the foregoing, the Committee may in its sole discretion provide for a longer or shorter period for exercise of an Option or Stock Appreciation Right or may permit a Participant to continue vesting under an Option, Stock Appreciation Right or Restricted Stock award or to make any payment, give any notice or to satisfy other condition under any other Award. The Committee may in its sole discretion determine (i) for purposes of the Plan, whether any termination of employment or service is a voluntary Retirement with the Company’s consent or is due to Disability for purposes of the Plan, (ii) whether any leave of absence (including any short-term or long-term Disability or medical leave) constitutes a termination of employment or service, or a failure to have remained continuously employed or in service, for purposes of the Plan (regardless of whether such leave or status would constitute such a termination or failure for purposes of employment law), (iii) the applicable date of any such termination of employment or service, and (iv) the impact, if any, of any of the foregoing on Awards under the Plan.

(d) Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, if the Participant’s employment or service terminates by reason of death, or if the Participant’s employment or service terminates under circumstances providing for continued rights under subsection (b), (c) or (e) of this Section 7 and during the period of continued rights described in subsection (b), (c) or (e) the Participant dies, all outstanding Options, Restricted Stock and Stock Appreciation Rights granted to such Participant shall become fully exercisable, and any payment or notice provided for under the terms of any other outstanding Award may be immediately paid or given and any condition may be satisfied, by the person to whom such rights have passed under the Participant’s will (or if applicable, pursuant to the laws of descent and distribution) for a period of one (1) year from and including the date of the Participant’s death and thereafter all such Awards or parts thereof shall be canceled.

(e) Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, upon termination of a Participant’s employment or service with the Company and its Subsidiaries (i) by the Company or its Subsidiaries without Cause (including, in case of a Nonemployee Director, the failure to be elected as a Nonemployee Director) or (ii) by the Participant for “good reason” or any like term as defined under any employment agreement with the Company or a Subsidiary to which a Participant may be a party to, the portions of outstanding Options and Stock Appreciation Rights granted to such Participant which are exercisable as of the date of termination of employment or service of such Participant shall remain exercisable, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of termination of employment or service may be given, for a period of one (1) year from and including the date of termination of employment or service and shall terminate thereafter. Any other outstanding Award shall terminate as of the date of such termination of employment or service.

(f) Notwithstanding anything in this Section 7 to the contrary, no Option or Stock Appreciation Right may be exercised and no shares of Company Stock underlying any other Award under the Plan may vest or become deliverable past the Stated Expiration Date.

8.	Effect of Change in Control.

Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, in the event of a Change of Control:

(a) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

(b) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance goals imposed with respect to Awards shall be deemed to be fully achieved.

9.	Miscellaneous.

(a) Agreements evidencing Awards under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine in its sole discretion, including penalties for the commission of competitive acts or other actions detrimental to the Company. Notwithstanding any other provision hereof, the Committee shall have the right at any time to deny or delay a Participant’s exercise of Options if such Participant is reasonably believed by the Committee (i) to be engaged in material conduct adversely affecting the Company or (ii) to be contemplating such conduct, unless and until the Committee shall have received reasonable assurance that the Participant is not engaged in, and is not contemplating, such material conduct adverse to the interests of the Company.

(b) Participants are and at all times shall remain subject to the trading window policies adopted by the Company from time to time throughout the period of time during which they may exercise Options, Stock Appreciation Rights or sell shares of Company Stock acquired pursuant to the Plan.

10.	No Special Employment Rights; No Right to Award.

(a) Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment or service by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant.

(b) No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

11.	Securities Matters.

(a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Award, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

12.	Withholding Taxes.

(a) Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

(b) Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

13.	Non-Competition and Confidentiality.

By accepting Awards and as a condition to the exercise of Awards and the enjoyment of any benefits of the Plan, including participation therein, each Participant agrees to be bound by and subject to non-competition, confidentiality and invention ownership agreements acceptable to the Committee or any officer or director to whom the Committee elects to delegate such authority.

14.	Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

15.	Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.

Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

16.	Amendment or Termination of the Plan.

The Board of Directors or the Committee may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that the requisite stockholder approval shall be required if and to the extent the Board of Directors or Committee determines that such approval is appropriate or necessary for purposes of satisfying Sections 162(m) or 422 of the Code or Rule 16b-3 or other applicable law. Awards may be granted under the Plan prior to the receipt of such stockholder approval of the Plan but each such grant shall be subject in its entirety to such approval and no Award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. No amendment or termination of the Plan may, without the consent of a Participant, adversely affect the Participant’s rights under any outstanding Award.

17.	Transfers Upon Death; Nonassignability.

(a) A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

(b) During a Participant’s lifetime, the Committee may, in its discretion, pursuant to the provisions set forth in this clause (b), permit the transfer, assignment or other encumbrance of an outstanding Option unless such Option is an Incentive Stock Option and the Committee and the Participant intends that it shall retain such status. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant may, upon providing written notice to the General Counsel of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration. Any such transferee must agree, in writing, to be bound by all provisions of the Plan.

18.	Effective Date and Term of Plan.

The Plan shall become effective on the Effective Date, but the Plan (and any grants of Awards made prior to stockholder approval of the Plan) shall be subject to the requisite approval of the stockholders of the Company. In the absence of such approval, such Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

19.	Applicable Law.

Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

20.	Participant Rights.

(a) No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by any award until the date of the issuance of a Company Stock certificate to him or her for such shares.

(b) Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of grants and Awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive grants and awards under the Plan, whether or not such persons are similarly situated.

21.	Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

22.	No Fractional Shares.

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

23.	Interpretation.

The Plan is designed and intended to the extent applicable, to comply with Section 162(m) of the Code, and to provide for grants and other transactions which are exempt under Rule 16b-3, and all provisions hereof shall be construed in a manner to so comply. Awards under the Plan are intended to comply with Code Section 409A and all Awards shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan or any Agreement to the contrary, in the event that the Committee determines that any Award may or does not comply with Code Section 409A, the Company may adopt such amendments to the Plan and the affected Award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Plan and any Award from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to Award, or (ii) comply with the requirements of Code Section 409A.

********

Approved and adopted by the Board of Directors this 28th day of April, 2009.

ANNUAL MEETING OF STOCKHOLDERS OF

ENDO PHARMACEUTICALS HOLDINGS INC.

May 27, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://phx.corporate-ir.net/phoenix.zhtml?c=123046&p=irol-reportsAnnual

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. To elect nine Directors, to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

O John J. Delucca

O David P. Holveck

O Nancy J Hutson, Ph.D.

O Michael Hyatt

O Roger H. Kimmel

O Clive A. Meanwell, M.D.,Ph.D.

O William P. Montague

O Joseph C. Scodari

O William F. Spengler

2. To amend the Company’s 2007 Stock Incentive Plan to add a number of additional performance goals to which performance

based awards may relate.

3. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the

Company’s fiscal year ending December 31, 2009.

This proxy is solicited on behalf of the Board of Directors. This proxy,

when properly executed, will be voted in accordance with the instructions given hereon. If no instructions are given, this proxy will be voted “FOR”

election of the Directors and “FOR” proposals 2 and 3 and as said proxies deem advisable on such other matters as may properly come before the

Annual Meeting.

FOR AGAINST ABSTAIN

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

and fill in the circle next to each nominee you wish to withhold, as shown here:

NOMINEES:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

--------------- Please detach along perforated line and mail in the envelope provided. ----------------

20930300000000000000 7 052709

0

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14475

ENDO PHARMACEUTICALS HOLDINGS INC.

ANNUAL MEETING OF STOCKHOLDERS

May 27, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Endo Pharmaceuticals Holdings Inc., a Delaware corporation,

hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying

Proxy Statement and (2) appoints David P. Holveck and Edward J. Sweeney, or either of them,

as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Endo Pharmaceuticals Holdings Inc. held of record by the undersigned at the close of business on April 15, 2009, at the Annual Meeting of

Stockholders to be held at the corporate headquarters of Endo Pharmaceuticals, 100 Endo

Boulevard, Chadds Ford, Pennsylvania 19317 on May 27, 2009, and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

2009 ANNUAL MEETING ADMISSION TICKET

ENDO PHARMACEUTICALS HOLDINGS INC.

2009 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 27, 2009

10:00 a.m. (EDT)

Endo Pharmaceuticals

100 Endo Boulevard

Chadds Ford, Pennsylvania 19317

Please present this ticket for admittance to the 2009 Annual Meeting.